EXHIBIT 99.2

                                                          EXECUTION COPY










                        ASSET PURCHASE AND SALE AGREEMENT


                                     Between


                                CAN Holdings, LLC


                                       And


                                   Agway, Inc.


                          Dated as of January 16, 2004


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
                                TABLE OF CONTENTS

                                                                                         PAGE

ARTICLE I             DEFINITIONS......................................................    1

ARTICLE II            SALE AND PURCHASE OF PURCHASED ASSETS;
                      ASSUMPTION OF ASSUMED OBLIGATIONS................................   14

         2.1      Purchased Assets.....................................................   14

         2.2      Assignment of Contracts..............................................   17

         2.3      Intentionally Omitted................................................   18

         2.4      Excluded Assets......................................................   18

         2.5      Assumed Obligations..................................................   19

         2.6      Excluded Obligations.................................................   20

         2.7      Schedule Updates.....................................................   21

ARTICLE III           PURCHASE PRICE AND PAYMENT.......................................   21

         3.1      Purchase Price; Earnest Money Deposit................................   21

         3.2      Purchase Price Adjustment............................................   22

         3.3      Hold-Back Amounts....................................................   22

         3.4      Payment Process......................................................   23

         3.5      Allocation of Purchase Price.........................................   25

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF THE SELLER.....................   26

         4.1      Existence, Good Standing, Residency..................................   26

         4.2      Due Authorization....................................................   26

         4.3      Consents and Notices.................................................   27

         4.4      Absence of Conflicts.................................................   29

         4.5      Business Financial Statements;
                  Interim Business Financial Statements................................   29

         4.6      Title, Sufficiency and Condition of Assets...........................   29

         4.7      Compliance with Laws; Permits........................................   31

         4.8      Taxes................................................................   31

         4.9      Litigation...........................................................   33

         4.10     Brokers..............................................................   33

         4.11     Contracts............................................................   34

         4.12     Employee Benefit Plans; Affected Employees...........................   34

         4.13     Environmental Matters................................................   35

                                      -i-
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                               TABLE OF CONTENTS
                                  (continued)

         4.14     Labor Matters........................................................   37

         4.15     Intellectual Property................................................   38

         4.16     Inventory............................................................   40

         4.17     Books and Records....................................................   41

         4.18     No Material Adverse Change...........................................   41

         4.19     Absence of Undisclosed Liabilities...................................   41

         4.20     Major Customers or Distributors; Major Suppliers.....................   41

         4.21     Insurance............................................................   42

         4.22     Affiliate Transactions...............................................   43

         4.23     Customer Orders......................................................   43

         4.24     Employees............................................................   43

         4.25     Derivative Contracts.................................................   44

         4.26     Intentionally omitted................................................   44

         4.27     Disclosure...........................................................   44

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF THE BUYER......................   44

         5.1      Existence and Good Standing..........................................   44

         5.2      Due Authorization....................................................   44

         5.3      Consents.............................................................   45

         5.4      Absence of Conflicts.................................................   45

         5.5      Litigation...........................................................   45

         5.6      Brokers..............................................................   46

         5.7      Financial Capability.................................................   46

ARTICLE VI            COVENANTS OF THE SELLER..........................................   46

         6.1      Seller's Chapter 11 Bankruptcy Case..................................   46

         6.2      Conduct of Business..................................................   50

         6.3      Negative Covenants Relating to Conduct of the Business...............   51

         6.4      Non-Solicitation.....................................................   52

         6.5      Post-Closing Confidentiality.........................................   53

         6.6      Disclosure Schedules.................................................   53

         6.7      Interim Business Financial Statements; Reports.......................   54

ARTICLE VII           COVENANTS OF THE BUYER AND THE SELLER............................   54

                                      -ii-
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                               TABLE OF CONTENTS
                                  (continued)

         7.1      Consents.............................................................   54

         7.2      Access to Information, Inspections...................................   55

         7.3      Title Evidence, Closing Fees and Proration of Utilities..............   56

         7.4      Motor Vehicles.......................................................   57

         7.5      Tax Matters..........................................................   57

         7.6      Bulk Sales Compliance................................................   59

         7.7      Pre-Closing Confidentiality..........................................   60

         7.8      Payments Received....................................................   60

         7.9      Satisfaction of Conditions...........................................   61

         7.10     AGWAY Name...........................................................   61

         7.11     Accounts Receivable..................................................   61

ARTICLE VIII          CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER.................   61

         8.1      Accuracy of Representations and Warranties...........................   61

         8.2      Compliance with Agreements and Covenants.............................   61

         8.3      No Injunctions.......................................................   61

         8.4      Title Insurance......................................................   62

         8.5      Environmental Audit..................................................   62

         8.6      No Material Adverse Effect...........................................   62

         8.7      Executory Contracts..................................................   62

         8.8      Deliveries...........................................................   62

         8.9      Bankruptcy Court Approval............................................   62

ARTICLE IX            CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER................   62

         9.1      Accuracy of Representations and Warranties...........................   62

         9.2      Compliance with Agreements and Covenants.............................   63

         9.3      No Injunctions.......................................................   63

         9.4      Bankruptcy Court Approval............................................   63

         9.5      Deliveries...........................................................   63

ARTICLE X             EMPLOYEES AND BENEFIT PLANS......................................   63

         10.1     No Obligation to Hire................................................   63

         10.2     Vacation.............................................................   64

         10.3     Salaries and Benefits................................................   64

                                      -iii-

                               TABLE OF CONTENTS
                                  (continued)

         10.4     Retirement and Savings Plans.........................................   65

         10.5     No Transfer of Assets................................................   66

         10.6     General Employment Provisions........................................   66

         10.7     Retiree Health Insurance.............................................   66

ARTICLE XI            CLOSING..........................................................   67

         11.1     Closing..............................................................   67

         11.2     Deliveries by the Seller.............................................   67

         11.3     Deliveries by the Buyer..............................................   69

ARTICLE XII           TERMINATION AND BREAK-UP FEES....................................   70

         12.1     Termination..........................................................   70

         12.2     Breach Fee and Expense Reimbursement.................................   71

         12.3     Effect of Termination................................................   71

         12.4     Seller's Remedy Upon Buyer's Breach..................................   71

         12.5     Break-up Fee and Expense Reimbursement...............................   72

ARTICLE XIII          INDEMNIFICATION..................................................   72

         13.1     Survival; Remedy for Breach..........................................   72

         13.2     Indemnification by the Seller........................................   72

         13.3     Indemnification by the Buyer.........................................   74

         13.4     Claims...............................................................   76

         13.5     Assumption of Defense................................................   76

         13.6     Settlement or Compromise.............................................   77

         13.7     Failure of Indemnifying Person to Act................................   78

         13.8     Direct Claims........................................................   78

         13.9     Tax Treatment of Payment under Article XIII..........................   78

ARTICLE XIV           MISCELLANEOUS....................................................   79

         14.1     Disclosure Schedules.................................................   79

         14.2     Expenses.............................................................   79

         14.3     Amendment............................................................   79

         14.4     Interpretation.......................................................   79

         14.5     Notices..............................................................   79

         14.6     Waivers..............................................................   80

                                      -iv-
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                               TABLE OF CONTENTS
                                  (continued)

         14.7     Successors and Assigns...............................................   80

         14.8     No Third Party Beneficiaries.........................................   81

         14.9     Publicity............................................................   81

         14.10    Further Assurances...................................................   82

         14.11    Severability.........................................................   82

         14.12    Entire Understanding.................................................   82

         14.13    Applicable Law.......................................................   82

         14.14    Jurisdiction.........................................................   82

         14.15    Counterparts.........................................................   83

         14.16    Specific Performance.................................................   83

         14.17    Passage of Title and Risk of Loss....................................   83

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                                      -v-

                               TABLE OF CONTENTS
                                  (continued)

                                    SCHEDULES

Schedule 1.1            Knowledge of the Seller
Schedule 1.2            Affiliates of the Seller
Schedule 2.1(a)         Equipment and Fixed Assets
Schedule 2.1(b)         Hardware and Software
Schedule 2.1(d)         Owned Real Property
Schedule 2.1(g)         Intellectual Property
Schedule 2.2(a)         Real Property Leases
Schedule 2.2(b)         Personal Property Leases
Schedule 2.2(c)(i)      Assigned Contracts
Schedule 2.2(c)(ii)     Rejected Contracts
Schedule 2.2(d)         Intellectual Property Contracts
Schedule 2.2(e          )Data Processing Hardware and Software Contracts
Schedule 2.4            Excluded Assets
Schedule 3.1            Seller's Balance Sheet
Schedule 3.5            Purchase Price Allocation
Schedule 4.1            Foreign Qualifications of the Seller
Schedule 4.3(i)         Material Consents of the Seller
Schedule 4.3(ii)        Notices
Schedule 4.4            Conflicts
Schedule 4.5(a)(i)      Business Financial Statements
Schedule 4.5(a)(ii)     Standard Accounting Policies
Schedule 4.6(a)         Title to Purchased Assets
Schedule 4.6(b)         Real Property Permitted Encumbrances
Schedule 4.6(c)         Condition of Purchased Assets
Schedule 4.6(d)         Contractual Permitted Encumbrances
Schedule 4.7(a)         Compliance with Laws
Schedule 4.7(b)         Permits
Schedule 4.8(a)         Tax Returns for Warranted Taxes
Schedule 4.8(b)         Encumbrances for Taxes
Schedule 4.8(c)         Tax Status of Purchased Assets
Schedule 4.8(e)         Tax Jurisdictions
Schedule 4.8(f)         Tax Actions
Schedule 4.9            Litigation of the Seller
Schedule 4.11(b)        Confidential Material Contracts
Schedule 4.11(c)        Transfer Fees for Executory Contracts and Permits
Schedule 4.12(b)(i)     Employee Plans
Schedule 4.12(b)(ii)    Employee Plan Commitments
Schedule 4.12(c)        Affected Employees
Schedule 4.12(d)(i)     Timing of Compensation
Schedule 4.12(d)(ii)    Increase in Compensation
Schedule 4.13(a)        Environmental Compliance
Schedule 4.13(b)        Environmental Permits

                               TABLE OF CONTENTS
                                  (continued)

Schedule 4.13(c)        Environmental Reports
Schedule 4.13(d)        Hazardous Materials
Schedule 4.13(e)        Environmental Matters
Schedule 4.13(f)        Environmental Conditions
Schedule 4.13(g)        Environmental Capital Expenditures
Schedule 4.14(a)        Labor Matters
Schedule 4.14(b)        Limiting Contracts
Schedule 4.15(a)        Intellectual Property
Schedule 4.15(c)        Intellectual Property Restrictions
Schedule 4.15(e)        Intellectual Property Disputes
Schedule 4.16           Inventory
Schedule 4.18           Material Adverse Change
Schedule 4.19           Undisclosed Liabilities
Schedule 4.20(a)        Major Customers or Distributors
Schedule 4.20(b)        Major Suppliers
Schedule 4.21(b)        Insurance
Schedule 4.22(a)        Affiliate Transactions
Schedule 4.22(b)        Non-Arms Length Agreements
Schedule 4.24           Changes in Workforce
Schedule 4.25           Derivative Contracts
Schedule 5.3            Material Consents of the Buyer
Schedule 6.3(f)         Sale of Assets
Schedule 11.2(o)        Released Encumbrances

                                     -vii-



                        ASSET PURCHASE AND SALE AGREEMENT

     This ASSET PURCHASE AND SALE AGREEMENT is made as of the 16th day of January, 2004 by and among CAN Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of Cargill, Incorporated ("Buyer") and Agway, Inc., a Delaware corporation ("Seller").

                              W I T N E S S E T H:

     WHEREAS, the Buyer desires to purchase from the Seller and the Seller desires to sell to the Buyer substantially all of the assets constituting or used in the Business (as defined below), and the Buyer is willing to assume certain obligations of the Business, all upon the terms and conditions hereinafter set forth, in each case, in accordance with Sections 105, 363 and 365 of Title 11, United States Code, as amended (the "Bankruptcy Code").

     WHEREAS, Seller is currently in possession of its assets as a Debtor-in-Possession pursuant to the Bankruptcy Code, in the Chapter 11 administratively consolidated cases of Seller and its filing subsidiaries and affiliates, Case Nos. 02-65872 through 02-65877 (hereinafter referred to as the "Bankruptcy Cases"), presently pending in the United States Bankruptcy Court for the Northern District of New York (Utica) (hereinafter referred to as the "Bankruptcy Court"), and Seller, upon proper approval and authorization from the Bankruptcy Court, may sell and assign assets outside of the ordinary course of business.

     NOW,   THEREFORE,   in  consideration  of  the  foregoing  and  the  mutual
warranties, representations, covenants and agreements herein contained, the parties hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     Certain capitalized terms used herein have the meanings set forth below.

     "Accounts  Payable" shall mean all trade and non-trade payables and accrued
      -----------------
expenses of the Seller which are payable as a result of goods sold to, or services provided for or to, the Seller with respect to the Business that are reflected in the Business Financial Statements or in the financial information delivered pursuant to Section 6.7, excluding any Taxes payable and any accrued expenses for which the Seller retains the corresponding liability pursuant to the terms of this Agreement.

     "Accounts Receivable" shall mean all trade and non-trade receivables of the
      -------------------
Seller which are payable as a result of goods sold or services provided by the Seller in the Business, including, without limitation, those that are reflected in the Business Financial Statements and in the financial information delivered pursuant to Section 6.7, excluding any Tax refunds or credits relating to federal or state income taxes of the Seller or relating to other Taxes to the extent borne by Seller and to the extent attributable to periods prior to the Closing Date.

     "Acquisition Proposal" has the meaning set forth in Section 6.1(b).
      --------------------

     "Adjustment Hold-Back Amount" has the meaning set forth in Section 3.3(b).
      ---------------------------

     "Adverse Environmental  Condition" shall mean any condition with respect to
      --------------------------------
the Environment to the extent relating to the Purchased Assets, whether or not yet discovered, which results in any damage, loss, cost, expense, claim, demand, order, or liability to or against the Seller or the Buyer, including without limitation: (a) the existence, or the continuation of the existence, of a Release or threatened Release (including sudden or non-sudden, accidental or non-accidental Releases) of, or exposure to, any Hazardous Material or the presence of Hazardous Material in the Environment, (b) damage or injury to the environment in connection with the handling, transportation, storage, treatment or disposal of Hazardous Materials, or (c) any violation under any Environmental Law or Environmental Permit.

     "Affected  Employees"  shall  mean,  as  of  any  determination  date,  all
      -------------------
employees of the Seller principally employed in the Business as of such date.

     "Affiliate"  shall mean,  with respect to any specified  Person,  any other
      ---------
Person who, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person. Without limiting the generality of the foregoing, a Person shall be deemed to "own" another Person if it owns, directly or indirectly, 50% or more of the capital stock or other equity interest of such other Person generally entitled to vote, without regard to specified contingencies, for the election of directors or equivalent governing body of such other Person. For purposes of this Agreement, when used with respect to the Seller, "Affiliate" means those Persons identified as "Affiliates" on Schedule 1.2 and any other entity owned by or under common ownership with the Seller pursuant to the preceding sentence, but does not include Persons identified as not being "Affiliates" on Schedule 1.2.

     "Agreement"  shall mean this Asset Purchase and Sale  Agreement,  including
      ---------
all exhibits and schedules hereto, as it may be amended, supplemented or modified from time to time in accordance with its terms.

     "Alternative  Transaction"  means any direct or indirect sale,  transfer or
      ------------------------
other disposition of all or any portion of the Purchased Assets, in either case in one or more transactions with one or more Persons other than Buyer; provided, however, that for any transaction or series of transactions to constitute an Alternative Transaction, it must comply with the Auction and Bid Procedures and the Bid Procedures Order.

     "Ancillary  Agreements" shall mean the Assignment and Assumption Agreement,
      ---------------------
the Transition Services Agreement, the Escrow Agreement, the Conveyance Documents, the Toll Manufacturing Agreement, and all other documents to be delivered pursuant to the terms of this Agreement or the terms of any of the aforementioned agreements.

     "Assigned   Contracts"  has  the  meaning  set  forth  in  Section  2.2(c).
      -------------------

     "Assignment  and  Assumption  Agreement"  shall  mean  the  Assignment  and
      --------------------------------------
Assumption Agreement executed by the Seller and the Buyer, substantially in the form of Exhibit A attached hereto.

     "Assumed   Obligations"   has  the  meaning  set  forth  in  Section   2.5.
      ---------------------

     "Auction" means an auction for the sale of the Purchased  Assets  conducted
      -------
by the Seller pursuant to the Bid Procedures Order and the Bankruptcy Code.

     "Auction and Bid Procedures" means the Auction and Bid Procedures  attached
      --------------------------
as Exhibit B to this Agreement.

     "Bankruptcy  Cases"  has the  meaning  set  forth in the  recitals  hereto.
      -----------------

     "Bankruptcy Code" has the meaning set forth in the recitals hereto.
      ---------------

     "Bankruptcy Court" has the meaning set forth in the recitals hereto.
      ----------------

     "Bankruptcy  Rules" means the Federal  Rules of  Bankruptcy  Procedure,  as
      -----------------
amended and in effect from time to time.

     "Bid  Procedures  Motion"  means the motion to be filed by Seller  with the
      -----------------------
Bankruptcy Court seeking, among other things, the entry of the Bid Procedures Order.

     "Bid  Procedures  Order"  means a Final  Order or Orders of the  Bankruptcy
      ----------------------
Court that is reasonably satisfactory to Buyer and, among other things: (a) establishes the bidding procedures for the purchase of the Business in substantial conformity with the Auction and Bid Procedures, including without limitation (i) a deadline by which bids for Alternative Transactions to this Agreement must be submitted by bidders, and (ii) the Break-up Fee and Expense Reimbursement payable to Buyer (or Buyer's Affiliate) in the event Buyer (or such Affiliate) is not the successful bidder for the Business; (b) provides that the Break-Up Fee and Expense Reimbursement shall constitute priority administrative expenses of Seller's bankruptcy estate; (c) establishes procedures for the auction process upon submission to Seller of qualified competing bids; and (d) contains such other provisions as are consistent with the Auction and Bid Procedures, are reasonably satisfactory to Buyer (or Buyer's Affiliate) and are usual and customary for orders governing bankruptcy auctions.

     "Books and Records" has the meaning set forth in Section 2.1(e).
      -----------------
     "Breach  Fee" shall mean an amount  equal to 2% of the  Purchase  Price (as
      -----------
such Purchase Price may be amended at any Auction).

     "Break-up Fee" shall mean an amount equal to $200,000.
      ------------
     "Business" shall mean, collectively,  the Seller's Agway Feed and Nutrition
      --------
Division, including substantially all of the assets used by the Seller in its animal feed operations located in the following locations: Canton, New York; Salem, New York; Binghamton, New York; Jamestown, New York; Batavia, New York; Winfield, Pennsylvania; Somerset, Pennsylvania; Letterkenny, Pennsylvania; and Shippensburg, Pennsylvania. As used in this Agreement, "Business" excludes the Excluded Business.
     "Business  Day" shall mean any day of the year other than (a) any  Saturday
      -------------
or Sunday or (b) any other day on which banks located in New York, New York are closed for business.
     "Business  Financial  Statements"  shall mean the balance sheets as of June
      -------------------------------
30, 2002 and June 30, 2003, and related statements of earnings, cash flows and stockholders' equity, for each of the years then ended regarding the Business, each prepared and audited in accordance with GAAP, including the notes thereto.
     "Business Inventory" has the meaning set forth in Section 2.1(c).
      ------------------
     "Buyer" has the  meaning set forth in the  preamble  hereto.
      -----
     "Buyer Group" has the meaning set forth in Section 13.2(a).
      -----------
     "Buyer's Basket" has the meaning set forth in Section 13.3(b).
      --------------
     "Buyer's Cap" has the meaning set forth in Section 13.3(b).
      -----------

     "Cash"  shall mean all cash,  certificates  of deposit,  bank  accounts and
      ----
other cash equivalents, together with all accrued but unpaid interest thereon.
     "Closing"  shall mean the  consummation  of the  transactions  contemplated
      -------
herein in accordance with Article XI.
     "Closing  Date"  shall mean the date on which the  Closing  actually  takes
      -------------
place.
     "Code" shall mean the Internal  Revenue Code of 1986,  as amended,  and the
      ----
temporary  and  final  regulations  promulgated   thereunder.
     "Confidentiality Agreement" has the meaning set forth in Section 7.7.
      -------------------------
     "Consent" has the meaning set forth in Section 4.3.
      -------
     "Consideration" has the meaning set forth in Section 3.5.
      -------------
     "Contract" shall mean any contract, lease, easement,  license, sales order,
      --------
purchase order, supply agreement, Employee Plan or any other agreement, commitment or understanding whether oral or written, other than Permits.
     "Conveyance Documents" has the meaning set forth in Section 11.2(a).
      --------------------
     "Creditors  Committee" means the official committee of unsecured  creditors
      --------------------
established in the Bankruptcy Cases.
     "Cure  Amounts"  means  all  payments  required  to be  made  in  order  to
      -------------
effectuate,  pursuant  to the  Bankruptcy  Code,  the  assumption  by Seller and assignment to Buyer of the Executory Contracts under Section 2.2 of this Agreement.
     "D&T" has the meaning set forth in Section 3.4(d).
      ---
     "Direct Claim" has the meaning set forth in Section 13.8.
      ------------
     "Dollars"  or numbers  preceded  by the  symbol  "$" shall mean  amounts in
      -------
United States Dollars.
     "Earnest  Money  Deposit" shall mean an amount equal to 10% of the Purchase
      -----------------------
Price, prior to the Purchase Price Adjustment.
     "EBITDA"  shall mean net earnings of the  Business  before  deductions  for
      ------
interest, income Taxes, depreciation and amortization determined in accordance with GAAP.
     "Effective Time" shall mean 12:01 a.m., Eastern Time, on the Closing Date.
      --------------

     "Employee  Plan" shall mean any "employee  benefit plan" within the meaning
      --------------
of Section 3(3) of ERISA, all specified fringe benefits as defined in Section 6039D of the Code, and all other retirement, savings, disability, salary continuation, medical, dental, health, life insurance (including, without limitation, any individual life insurance policy under which any Affected Employee is the named insured and as to which the Seller or its ERISA Affiliates makes premium payments, whether or not the Seller is the owner, beneficiary or both of such policy), death benefit, group insurance, post-retirement insurance, profit-sharing, deferred compensation, stock option, cash option, educational assistance, stock purchase, bonus, incentive, vacation pay, severance, or other employee benefit or fringe benefit plan, trust, arrangement, contract, policy, understanding or commitment (whether qualified or nonqualified, currently effective or terminated, written or oral), which is intended to provide or does in fact provide benefits to any or all Affected Employees or other individuals who are currently or were formerly employed in the Business to which the Seller or the Seller's Affiliates are a party or have any obligation or liability, contingent or otherwise (whether or not the Seller still maintains such plan, trust, arrangement, contract, agreement, policy or commitment).

     "Encumbrance"shall  mean any  charge,  claim,  community  or other  marital
      -----------
property interest, condition, equitable interest, lien (including without limitation any lien held or asserted by any Governmental Authority, including the Pension Benefit Guaranty Corporation and the Environmental Protection Agency), option, pledge, security interest, mortgage, right of way, easement, encroachment, servitudes, right of first option, right of first refusal, or similar restriction, including restrictions of use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any attribute of ownership, or other encumbrance, option or defect in title of every type and description, whether imposed by law, agreement, understanding or otherwise, including, without limitation, all liens, encumbrances, and interests in property as set forth in Section 363 of the Bankruptcy Code.

     "Environment" shall mean soil, land surface, or subsurface strata,  surface
      -----------
waters, groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

     "Environmental  Audit"  has  the  meaning  set  forth  in  Section  7.2(a).
      --------------------

     "Environmental  Law" shall mean any Law applicable to the Purchased  Assets
      ------------------
in respect of the Environment, including without limitation federal, state or local law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the pollution or protection of the Environment, natural resources, or public or employee health and safety applicable to the Business or the Purchased Assets, and includes without limitation the

Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.ss.9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss.1801 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C.ss.6901 et seq., the Clean Water Act, 33 U.S.C.ss.1251 et seq., the Clean Air Act, 33 U.S.C.ss.2601 et seq., the Toxic Substances Control Act, 15 U.S.C.ss.2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C.ss.136 et seq., the Oil Pollution Act of 1990, 33 U.S.C.ss. 2701 et seq. and the Occupational Safety and Health Act, 29 U.S.C.ss.651 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes.
     "Environmental Permits" has the meaning set forth in Section 4.13(b).
      ---------------------
     "Equipment and Fixed Assets" has the meaning set forth in Section 2.1(a).
      --------------------------
     "ERISA" shall mean the Employee  Retirement Income Security Act of 1974, as
      -----
amended.
      "ERISA  Affiliate"  shall  mean the  Seller  and all  other  trades or
       ----------------
businesses, whether or not incorporated, which together with the Seller would be deemed a "single employer" within the meaning of Section 414(b), (c) or (m) of the Code.
     "Escrow  Agreement"  shall mean the  Escrow  Agreement  executed  by Buyer,
      -----------------
Seller, and an escrow agent mutually acceptable to Buyer and Seller, substantially in the form of Exhibit C attached hereto.
     "Excluded Assets" has the meaning set forth in Section 2.4.
      ---------------
     "Excluded Businesses" shall mean all the businesses performed by the Seller
      -------------------
and its Affiliates except for the Business, including but not limited to the following: Agway's Feed and Nutrition operations located in New Holland, Pennsylvania; Sangerfield, New York; and Curryville, Pennsylvania.
     "Excluded Obligations" has the meaning set forth in Section 2.6.
      --------------------
     "Executory Contracts" has the meaning set forth in Section 2.2.
      -------------------
     "Expense Reimbursement" shall mean an amount equal to the lesser of (i) all
      ---------------------
of  the  actual  documented  costs  and  expenses  incurred  by  Buyer  (or  its
Affiliates) in connection with that certain Letter of Intent dated as of September 8, 2003, between Cargill, Incorporated and Seller, due diligence on the Purchased Assets (including financial, tax, legal, operations, accounting, employee, customer and valuation due diligence) and this Agreement and the transactions contemplated hereby, including without limitation reasonable attorneys' fees, consulting fees, and advisory fees, and (ii) $300,000 (or such other amount as may be approved by the Bankruptcy Court).

     "Final Balance Sheet" has the meaning set forth in Section 3.4(b).
      -------------------
     "Final  Order"  shall mean an order as to which there is no appeal,  motion
      ------------
for reconsideration, stay or similar request for relief pending, and as to which the time period to seek or file any such appeal, motion for reconsideration, stay or similar request for relief has expired.
     "GAAP" shall mean  generally  accepted  accounting  principles  in the U.S.
      ----
applied in a consistent manner throughout the periods specified.
     "Governmental Authority" shall mean the government of the United States, or
      ----------------------
any other foreign country or any state, provincial or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
     "Hazardous  Material" shall mean any substance,  material or waste which is
      -------------------
classified, characterized, or otherwise regulated as hazardous, extremely hazardous, contaminant, pollutant, or words of similar meaning under any provision of Environmental Law, including, without limitation, petroleum and petroleum products or byproducts, asbestos, asbestos-containing materials, or presumed asbestos-containing materials, urea formaldehyde and polychlorinated biphenyls.
     "Hold-Back  Amounts"  shall  mean the  Indemnity  Hold-Back  Amount and the
      ------------------
Adjustment Hold-Back Amount, collectively.

     "Indemnified  Person"  shall  mean the Person or  Persons  entitled  to, or
      -------------------
claiming a right to, indemnification under Article XIII.

     "Indemnifying  Person"  shall  mean the  Person or  Persons  claimed by the
      --------------------
Indemnified  Person to be obligated  to provide  indemnification  under  Article
XIII.
     "Indemnity Hold-Back Amount" has the meaning set forth in Section 3.3(a).
      --------------------------

     "Intellectual  Property" shall mean intellectual property of every kind and
      ----------------------
nature, including, without limitation, all inventions, information, data, samples, specifications, plans, drawings, blue prints, compositions, processes, designs, feed formulas, technical and business information, and know-how, including confidential information and trade secrets (whether or not patentable or reduced to practice), all United States and foreign patents and petty patents

(including continuations, continuations-in-part, divisions, reissues, re-examinations, extensions and renewals thereof) and patent applications, all United States and foreign registered and unregistered, brand names, trademarks, and service marks, logos and designs (and registrations and applications for registration of the same), domain names and all goodwill symbolized thereby or associated therewith, and copyrights and copyright registrations (and applications for the same) relating thereto, including computer software and mask works, and all extensions or renewals thereof, United States and foreign registrations and applications to register copyrights, technical manuals and documentation made or used in connection with any of the foregoing.
     "Intellectual  Property  Contracts"  has the  meaning  set forth in Section
      ---------------------------------
2.2(d).
     "Interim  Business  Financial  Statements"  has the  meaning  set  forth in
      ----------------------------------------
Section 6.7.
     "Inventory" has the meaning set forth in Section 2.1(c).
      ---------
     "Knowledge," when used with respect to the Seller, shall  mean the  actual
      ---------
knowledge, after reasonable investigation and inquiry, of any of the Persons listed on Schedule 1.1.
     "Law" shall mean any law, statute,  code,  regulation,  ordinance,  or rule
      ---
enacted or promulgated by any Governmental Authority.
     "Leased Real Property" shall mean the real property and interests  in  real
      --------------------
property  leased  by or licensed to the Seller listed on Schedule  2.2(a).
     "Litigation" has the meaning set forth in Section 4.9.
      ----------
     "Loss" or  "Losses"  shall mean any and all  damages (including  any
      ----       ------
consequential and like damages that are or were reasonably foreseeable by Seller on or before the Closing Date, but excluding any other consequential damages), losses, actions, proceedings, causes of action, obligations, liabilities,
responsibilities,   claims,  encumbrances,   penalties,   demands,  assessments,
judgments, costs and expenses including, without limitation, removal, remediation, attainment or monitoring costs, sales credits, court costs and reasonable attorneys', experts' and consultants' fees, disbursements, and costs of investigation, feasibility studies, and litigation.
     "Material Adverse Effect" shall mean any event,  circumstance,   change  or
      -----------------------
effect that has a material and adverse effect on the Purchased Assets or the business, operation or financial condition of the Business, taken as a whole, including, without limitation, a prospective effect that would likely result from a current event or circumstance.
     "Material Contract" has the meaning set forth in Section 4.11(a).
      -----------------

     "Notice Parties" has the meaning set forth in Section 4.3(b).
      --------------

     "Order"  means any  order,  injunction,  judgment,  decree,  ruling,  writ,
      -----
assessment or arbitration award.
     "Outside  Indemnification  Date" shall mean the second (2nd) anniversary of
      ------------------------------
the Closing Date.
     "Owned  Real  Property"  shall mean the real  property  owned in fee by the
      ---------------------
Seller listed on Schedule 2.1(d).
     "PBGC" shall mean the Pension Benefit Guaranty Corporation.
      ----
     "Permits"   shall  mean   permits,   tariffs,   authorizations,   licenses,
      -------
certificates, variances, interim permits, approvals, franchises and rights under any Law or otherwise issued or required by any Governmental Authority and any applications for the foregoing which are currently used or otherwise necessary for the Seller to engage in the Business as currently conducted, including but not limited to Environmental Permits.
     "Permitted Encumbrance" shall mean (i) any Encumbrance related to the Owned
      ---------------------
Real Property and used in the operation of the Business that (A) is disclosed or otherwise reflected in the Title Commitment and any surveys to be prepared on the Owned Real Property, and (B) does not interfere materially with the ownership, use, operation or value of the Owned Real Property in question, the Business or any of the Purchased Assets, provided that any and all mortgages, judgments, liens, security interests, mechanic's, materialmen's, repairmen's and other statutory liens and similar interests of any creditors of Seller that encumber any such Owned Real Property shall (x) be discharged on the Closing Date by the Sale Approval Order and further shall attach solely to the proceeds of the sale of the Purchased Assets, (y) be deemed released from such Owned Real Property as of the Closing Date, and (z) not in any way whatsoever be or become the responsibility or liability of Buyer at any time, (ii) liens for Owned Real Property and personal property Taxes and assessments that are not yet due and payable as of the Closing, except to the extent such liens do not attach to the Purchased Assets by virtue of an exemption from taxation afforded by Section 1146(c) of the Bankruptcy Code, provided that any and all liens for Owned Real Property and personal property Taxes and assessments that have accrued through the Closing Date (A) shall be deemed discharged by the Sale Approval Order, (B) shall not encumber the Purchased Assets after the Closing and (C) shall not in any way be or become the liability of the Buyer at any time, and (iii) easements, restrictive covenants, defects in title and irregularities and other matters that (A) are of record and (B) do not interfere materially with the ownership, use, operation, or value of the Owned Real Property in question, the Business or any of the Purchased Assets which easements, restrictive covenants, defects and irregularities and other matters shall be deemed discharged by the Sale Approval Order as of the Closing to the fullest extent allowed by applicable Law.
     "Person"  shall  mean  any   individual,   corporation,   business   trust,
      ------
proprietorship, firm, partnership, limited partnership, limited liability partnership, limited liability company, trust, association, joint ventures, Governmental Authority or other entity.
     "Personal Property Leases" has the meaning set forth in Section 2.2(b).
      ------------------------
     "Post-Closing  Environmental  Matters"  shall  mean  Adverse  Environmental
      ------------------------------------
Conditions first existing after the Closing.
     "Post-Transfer Period" has the meaning set forth in Section 7.5(b).
      --------------------
     "Pre-Closing   Environmental  Matters"  shall  mean  Adverse  Environmental
      ------------------------------------
Conditions existing prior to or as of the Closing, regardless of whether identified prior to or as of the Closing.
     "Pre-Transfer Period" has the meaning set forth in Section 7.5(b).
      -------------------
     "Property Taxes" has the meaning set forth in Section 7.5(b).
      --------------
     "Purchase Price" has the meaning set forth in Section 3.1.
      --------------
     "Purchase Price Adjustment" has the  meaning  set forth in Section  3.2.
      -------------------------
     "Purchase  Price  Allocation"  has the meaning set forth in Section 3.5.
      ---------------------------
     "Purchased  Assets" has the meaning set forth in Section 2.1.
      -----------------
     "Purchased  Contracts" has the meaning set forth in Section 2.2.
      --------------------
     "Real Property" shall mean the Owned Real Property and the Leased Real
      -------------
      Property.
     "Real Property Leases" has the meaning set forth in Section 2.2(a).
      --------------------
     "Registered  Intellectual  Property"  has the  meaning set forth in Section
      ----------------------------------
4.15(a).
     "Rejected Contracts" has the meaning set forth in Section 2.5(a).
      ------------------
     "Release"  shall mean, with respect to the Purchased  Assets,  any release,
      -------
spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge dispersal, migration or leaching into the Environment or into or out of any property.
     "Released Portion" has the meaning set forth in Section 3.1.
      ----------------
     "Remainder of the Month" has the meaning set forth in Section 10.3(b).
      ----------------------
     "Representatives" has the meaning set forth in Section 6.1(b).
      ---------------

     "Sale Approval Order" means a Final Order or Orders of the Bankruptcy Court
      -------------------
that, among other things: (a) approves, pursuant to Sections 363 and 365 of the Bankruptcy Code, (i) the execution, delivery and performance by Seller of this Agreement, and the other instruments and agreements contemplated hereby; (ii) the sale of the Purchased Assets to Buyer (or one of its Affiliates) on the terms set forth herein; and (iii) the performance by Seller of its obligations under this Agreement, including, without limitation, the assumption and assignment of the Purchased Contracts; (b) finds and concludes that (i) due and proper notice has been afforded in accordance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Rules of the Bankruptcy Court and the orders of the Bankruptcy Court; (ii) the Purchase Price under the Agreement constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code for the Purchased Assets; (iii) Buyer (or Buyer's Affiliate, as appropriate) is a good faith purchaser as that term is used in Section 365(m) of the Bankruptcy Code; (iv) Buyer (or Buyer's Affiliate, as appropriate) has not engaged in collusive bidding or otherwise violated the provisions of Section 365(n) of the Bankruptcy Code; (v) title to the Purchased Assets shall vest in Buyer (or Buyer's Affiliate, as applicable) free and clear of all liens, mortgages, security interests and other Encumbrances of any type or nature (including free and clear of any real estate taxes owed by Seller) under the Bankruptcy Code except for only those Permitted Encumbrances set forth on
Schedule 4.6(b); and (vi) Buyer does not constitute a successor to Seller and is not subject to successor liability under federal or state law for any tax, products liability, environmental, pension or ERISA liability of Seller; and (c) is in all other respects reasonably satisfactory to Buyer.
     "Sale Hearing" has the meaning set forth in Section 4.3(b).
      ------------
     "Sale  Motion"  means the motion to be filed with the Bankruptcy  Court  by
      ------------
Seller seeking entry of the Sale Approval Order, which Sale Motion shall include a copy of the proposed form of a Sale Approval Order.
     "Seller" has the meaning set forth in the Preamble hereto.
      ------
     "Seller Group" has the meaning set forth in Section 13.3(a).
      ------------
     "Seller Intellectual Property" has the meaning set forth in Section 2.1(g).
      ----------------------------
     "Seller's Basket" has the meaning set forth in Section 13.2(b).
      ---------------
     "Seller's Cap" has the meaning set forth in Section 13.2(b).
      ------------
     "Specified Books and Records" has the meaning set forth in Section 2.1(f).
      ---------------------------

     "Specified  Feed  Facilities"  shall  mean the feed  facilities  of  Seller
      ---------------------------
located at the following locations: Curryville, Pennsylvania; New Holland, Pennsylvania and Sangerfield, New York.
     "Specified  Inventory" has the meaning set forth in Section  2.1(c).
      --------------------
     "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall mean any
      ---
federal, state, provincial, county, local or foreign taxes, charges, fees, duties (including customs duties), levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, alternative, add-on minimum, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, license, payroll, environmental, capital stock, disability, severance, employee's income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Authority, and such term shall include any interest, penalties, fines or additions to tax attributable thereto or associated therewith, and shall include any transferee or successor liability in respect of Taxes (whether by contract or otherwise).
     "Tax  Return"  shall mean any  report,  return,  statement,  notice,  form,
      -----------
declaration, claim for refund or other document or information filed, submitted to, or required to be supplied to a Governmental Authority in connection with the determination, assessment, collection or payment of any Tax, including any schedule or attachment thereto, and including any amendment thereof.
     "Third  Party"  shall mean a Person  other than the Buyer,  the Seller,  or
      ------------
their respective Affiliates.
     "Third Party Claim" shall mean any claim,  action,  suit or proceeding made
      -----------------
or brought by a Third Party.
     "Title Commitment" has the meaning set forth in Section 7.3(a).
      ----------------
     "Title Company" has the meaning set forth in Section 7.3(a).
      -------------
     "Title Evidence" has the meaning set forth in Section 7.3(b).
      --------------
     "Toll Manufacturing  Agreement" shall mean the Toll Manufacturing Agreement
      -----------------------------
between the Buyer and the Seller, substantially in the form of Exhibit D attached hereto.
     "Transferred Employees" has the meaning set forth in Section 10.1(b).
      ---------------------
     "Transition   Services   Agreement"  shall  mean  the  Transition  Services
      ---------------------------------
Agreement between the Buyer and the Seller, substantially in the form of Exhibit E.

     "Unscheduled  Transfer Fees" shall mean any transfer fee required hereunder
      --------------------------
to be paid in connection with the transfer from Seller to Buyer of any Permit or Purchased Contract which fee is not set forth on Schedule 4.11(c).
     "U.S." shall mean the United States of America.
      ---
     "Warranted Taxes" shall mean all Taxes attributable to periods on or before
      ---------------
the Effective Time or Taxes due on Tax Returns filed on or before the Effective Time, for which the failure to pay or the failure to file a Tax Return could either (i) cause a lien to attach to any of the Purchased Assets or the Business or (ii) cause Buyer or any of its Affiliates to become liable for any of such Taxes. Warranted Taxes include all transaction taxes which are the responsibility of the Seller pursuant to Section 7.5 hereof. For purposes of the definition of Warranted Taxes, the term "Buyer" shall include any combined or consolidated tax group which includes Buyer.

                                   ARTICLE II

                     SALE AND PURCHASE OF PURCHASED ASSETS;
                        ASSUMPTION OF ASSUMED OBLIGATIONS

     2.1  Purchased  Assets.  Subject to and upon the terms and  conditions  set
          -----------------
forth in this Agreement, on the Closing Date, but effective as of the Effective Time, the Seller shall sell, assign, convey, transfer and deliver to the Buyer, and the Buyer shall purchase, acquire and take assignment and delivery of all of the right, title and interest of the Seller in and to the Specified Inventory, the Specified Books and Records and all of the assets or property used in the Business except for Excluded Assets, but including, without limitation, the following assets, properties and rights wherever located, free and clear of all Encumbrances other than Permitted Encumbrances:
     (a)  Equipment and Fixed Assets.  All tangible  personal  property of every
          --------------------------
kind and  description,  including,  without  limitation,  the tangible  personal property set forth on Schedule 2.1(a) and all buildings, structures, improvements, plants, facilities, fixtures, machinery, equipment, fixed assets, furniture, tools, automobiles, trucks, loaders and other vehicles, maintenance equipment and materials and other tangible personal property of every kind and description and any replacements thereof acquired prior to the Effective Time, in each case, that is or are owned by the Seller and used, or intended to be used, in the operation of the Business or the operation, repair or maintenance of the Purchased Assets and all automobiles, trucks, loaders and other vehicles that are owned by the Seller and used, or intended to be used, in the operation of the Specified Feed Facilities or the resale operations located in Gettysburg,
Pennsylvania  (collectively,   the  "Equipment  and  Fixed  Assets");
     (b) Data Processing Hardware and Software. All data processing hardware and
         -------------------------------------
software owned by the Seller that is used, or intended to be used, in the operation of the Business, including, without limitation, the hardware and software which is listed on Schedule 2.1(b);
     (c) Inventory. (i) All supplies, materials, work-in-progress, semi-finished
         ---------
goods, finished goods, components, stores, goods in transit, spare parts, packaging materials, and other inventories owned by Seller and used, or intended to be used, in the operation of the Business or produced to be used for the Business, wherever located, and other consumables used, or intended to be used, in the operation of the Business, packaging, spare parts and equipment warehoused and consigned inventories and inventories covered by purchase orders or held by distributors (collectively, the "Business Inventory") and (ii) all supplies, materials, work-in-progress, semi-finished goods, finished goods, components, stores, goods in transit, spare parts, packaging materials, and other inventories owned by Seller and used, or intended to be used, in the operation of the Specified Feed Facilities or produced to be used for the Specified Feed Facilities, wherever located, and other consumables used, or intended to be used, in the operation of the Specified Feed Facilities, packaging, spare parts and equipment warehoused and consigned inventories and inventories covered by purchase orders or held by distributors, (collectively, the "Specified Inventory" and, together with the Business Inventory, the "Inventory").
     (d)  Owned  Real  Property.  The Owned  Real  Property,  including  without
          ---------------------
limitation, the real property set forth on Schedule 2.1(d) together with all appurtenant easements thereunto and all buildings, structures, improvements, plants, facilities, and fixtures located thereon;
     (e) Information and Records. To the extent legally transferable,  all books
         -----------------------
and records used, or intended to be used, in the operation of the Business or relating to the Transferred Employees or to the resale operations located in Gettysburg, Pennsylvania ("Books and Records") that are in the Seller's care, custody or control, including, without limitation, specifications, accounting records, employee records, sales records, service records, customer, distributor and vendor lists and files, correspondence files, copies of all written

Contracts, Permits, and records required thereunder, including applications, plans and designs of fixtures and equipment, product research and development records, and monitoring and test records;
     (f) Specified Books and Records.  To the extent legally  transferable,  all
         ---------------------------
books and records used, or intended to be used, in the operation of the Specified Feed Facilities ("Specified Books and Records") that are in the
Seller's care, custody or control; including, without limitation, specifications, accounting records, sales records, service records, customer lists, customer purchase records, customer credit files, distributor and vendor lists and files, correspondence files and copies of all written Contracts related to customers of the Specified Feed Facilities;
     (g) Other Intangibles.  The Intellectual Property listed on Schedule 2.1(g)
         -----------------
and all other Intellectual Property owned by the Seller and used by the Seller, in the operation of the Business or the Specified Feed Facilities (the "Seller Intellectual Property"), and all goodwill, if any, relating to the Business. Seller's Intellectual Property shall not include the following rights:
          (i) Any rights of Seller in or to the "AGWAY" trade name and service name.
          (ii) Any rights of Seller in or to the name "AGWAY" outside of the Business, including, but not limited to, rights in or to the name "AGWAY" as a trademark or service mark (whether or not such trademark or service mark is registered).
          (iii) Agway US Reg No. 0808227 in Class 39 in connection with "delivery service of gasoline, heating oils, diesel fuel, and other petroleum products."
          (iv) Agway US Reg No. 0807910 in Class 37 in connection with "oil burner service and repair."
     (h) Other Current Assets.  All prepaid expenses, credits, deposits, letters
         --------------------
of credit supporting or in lieu of deposits, claims, prepayments, refunds, rebates, warranties, chooses in action, rights to payment, existing and future instruments, chattel paper, documents of title, commodity contracts, and other similar items, in each case, to the extent related to the Purchased Assets or included in the Business Financial Statements with the exception of the prepayments for ingredients, supplies and packaging materials to be shipped to Seller which shall remain the property of Seller.
     (i)  Permits.  All Permits and  applications  for Permits  that are legally
          -------
capable of being transferred and are necessary to, or required by Laws applicable to the operation of the Business for, the Seller to own, lease and/or operate the Purchased Assets or to conduct the Business as presently operated and conducted. Buyer shall pay the transfer fees, if any, that are required to transfer any Permit (to the extent it is transferable) to Buyer and that are listed on Schedule 4.11(c) except to the extent any such transfer fees are exempt under Section 1146(c) of the Bankruptcy Code or are otherwise declared unenforceable by the Bankruptcy Court, provided that Buyer shall not be obligated under this Section 2.1(i) or Section 2.5(a) to pay more than $5,000 in the aggregate for all Unscheduled Transfer Fees. Any Unscheduled Transfer Fees in excess of $5,000 shall be paid by Seller.
     (j) Rights Against Third Parties. All rights,  claims, causes of action and
         ----------------------------
rights of set-off relating to the Purchased Assets or the Assumed Obligations, whether known or unknown, contingent or non-contingent, including, without limitation, all rights against suppliers under warranties covering any of the Inventory or Equipment and Fixed Assets; and
     (k) Miscellaneous.  Such other rights,  properties and assets that are used
         -------------
in the Business or otherwise held for use in connection  with the Business.
     All of the foregoing assets described in this Section 2.1, together with the Purchased Contracts described in Section 2.2, but excluding the Excluded Assets, are referred to herein collectively as the "Purchased Assets."
     2.2  Assignment of Contracts.  Subject to the terms and  conditions of this
          -----------------------
Agreement and the need to obtain any required consent from any Third Party, on the Closing Date and as of the Effective Time, the Seller shall assign and transfer to the Buyer, all of its right, title and interest in and to, and the Buyer shall assume all of the obligations of the Seller under the following Contracts and unexpired leases (collectively, the "Executory Contracts") that, by the terms of such Executory Contracts, arise after the Effective Time, relate to periods following the Effective Time and are to be observed, paid, discharged, or performed, as the case may be, in each case at any time after the Effective Time (which obligations shall not include such amounts for which either Seller is responsible as provided in this Agreement or any act or omission, condition or event occurring prior to the Closing Date):
     (a) Real Property  Leases.  All leases to or by the Seller of real property
         ---------------------
used in the  Business  and listed on Schedule  2.2(a)  (collectively,  the "Real

Property Leases");

     (b) Personal  Property  Leases.  All leases to or by the Seller of personal
         --------------------------
property  used in the  Business  including,  but not limited to, those listed on
Schedule 2.2(b) (collectively, the "Personal Property Leases");
     (c) Certain Contracts. All Contracts for the purchase or sale by the Seller
         -----------------
of Inventory, Equipment and Fixed Assets or other goods, materials and/or services, and all other Contracts, in any case which relate to the Business or the Purchased Assets to which the Seller is a party, including, but not limited to those listed on Schedule 2.2(c)(i)(collectively, the "Assigned Contracts"); provided, however, that "Assigned Contracts" shall not include those Contracts listed on Schedule 2.2(c)(ii); provided further that each Assigned Contract that is a purchase contract for commodities, ingredients or feed entered into by Seller in connection with the Business and each sales contract for commodities, ingredients or feed entered into by Seller in connection with the Business, in each case, that is set forth on Schedule 2.2(c)(i), shall be adjusted to market-replacement values for the buyer and seller of such purchase or sale contract as of the Closing;
     (d)  Intellectual  Property  Contracts.  All  Contracts  relating to Seller
          ---------------------------------
Intellectual Property (by way of example and without limitation, confidentiality, research, development, material transfer, testing, cooperation, distribution, license and sublicense Contracts) used, or intended to be used, in the operation of the Business including, but not limited to, those that are listed on Schedule 2.2(d) (collectively, the "Intellectual Property Contracts"); and
     (e) Data Processing Hardware and Software. All leases and licenses relating
         -------------------------------------
to the licensed data processing software and leased data processing hardware used in the Business including, but not limited to, those listed on Schedule 2.2(e).
     All of the foregoing are referred to herein collectively as the "Purchased Contracts." Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Executory Contract or any claim or right or any benefit or obligation thereunder unless the Bankruptcy Court approves Seller's assumption of such Executory Contract and its assignment to Buyer.
     2.3 Intentionally Omitted.
         ---------------------
     2.4  Excluded  Assets.  All assets  listed or described on Schedule 2.4 are
          ----------------
collectively referred to as the "Excluded Assets". All Excluded Assets shall be retained by the Seller or the other Persons owning such assets, and such assets are not being sold, assigned, transferred or conveyed to the Buyer hereunder, and do not constitute Purchased Assets.

     2.5 Assumed  Obligations.  On the Closing  Date,  but  effective  as of the
         --------------------
Effective Time, the Buyer shall assume, and agree to discharge, the following obligations of the Seller (the "Assumed Obligations") and no other obligations of the Seller:
     (a) Contract Obligations. The obligations of the Seller under the Purchased
         --------------------
Contracts; provided, however, the Buyer shall not assume any obligations under Purchased Contracts that are not assigned or transferred to the Buyer; provided, further, however, that the Buyer shall not assume any obligation arising as a result of the Seller's breach of, or failure to pay in the ordinary course in accordance with, the terms of any Purchased Contract prior to the Closing Date. Seller shall be solely and exclusively responsible for (i) the payment of any Cure Amounts due with respect to any Executory Contracts, and shall (A) pay all undisputed Cure Amounts with respect to such Executory Contracts from the proceeds of the sale, (B) contest by appropriate proceedings (as determined by Seller) all disputed Cure Amounts with respect to such Executory Contracts, and
(C) after resolution of any related dispute, pay the disputed Cure Amounts in accordance with the Bankruptcy Court's order with respect thereto, and (ii) the payment of all costs and penalties attributable or associated with rejection of any Executory Contracts and unexpired leases to which Seller is a party, including those Executory Contracts specifically designated as such on Schedule 2.2(c)(ii) hereto (the "Rejected Contracts"). Buyer shall pay the transfer fees, if any, that are required to transfer any Executory Contract to Buyer and that are listed on Schedule 4.11(c) except to the extent any such transfer fees are exempt under Section 1146(c) of the Bankruptcy Code or are otherwise declared unenforceable by the Bankruptcy Court., provided that, Buyer shall not be obligated to pay under this Section 2.5(a) or Section 2.1(i) to pay more than $5,000 in the aggregate for all Unscheduled Transfer Fees. Any Unscheduled Transfer Fees in excess of $5,000 shall be paid by Seller.

     Upon request by Buyer, Seller shall file a motion with the Bankruptcy Court requesting entry of an order determining that such transfer fees are not enforceable against Buyer; provided, however, that should Buyer make such a request then Buyer shall pay Seller the legal fees that are incurred by Seller in preparing and prosecuting such a motion (provided further that such motion and, if such motion is successful, the order granting it, shall be in a form and substance reasonably satisfactory to Buyer).

     (b)  Transferred  Employees.  The  obligations  with respect to Transferred
          ----------------------
Employees but only to the extent expressly provided pursuant to Article X.
     2.6  Excluded  Obligations.  All  obligations  of the Seller other than the
          ---------------------
Assumed Obligations, including, without limitation, the obligations set forth in this Section 2.6, are collectively referred to as the "Excluded Obligations." Notwithstanding anything in this Agreement to the contrary, the Buyer does not assume (or intend to assume) or agree to pay, perform, fulfill or discharge any Excluded Obligations, and all Excluded Obligations shall be retained by the Seller or the other Persons liable for such obligations. Without limiting the generality of the foregoing, Excluded Obligations shall include the following:
     (a)  Excluded  Assets.  The Buyer is not assuming  any  obligations  of the
          ----------------
Seller that relate to the Excluded Assets.
     (b) Tax Liability.  Except as provided in Section 7.5(c),  the Buyer is not
         -------------
assuming any Tax liability of any kind of the Seller, including any Tax liabilities arising, imposed or assessed in respect of the Seller's operation of the Business or its ownership of the Purchased Assets for or applicable to periods ending on or before the Effective Time (such as Taxes on or measured by income, sales and use Taxes, liabilities for withheld federal and state income Taxes and employee or employer Federal Insurance Contribution Act Taxes, or as a result of the transactions contemplated herein).
     (c) Affiliates. The Buyer is not assuming any obligation of the Seller owed
         ----------
to any Affiliate of the Seller.
     (d)  Violation of Laws.  The Buyer is not assuming  any  obligation  of the
          -----------------
Seller resulting from, caused by, arising out of, or imposed pursuant to, any violation of any Law by the Seller prior to the Closing Date, regardless of when such violation of Law is discovered.
     (e)  Adverse  Environmental  Condition.  The  Buyer  is  not  assuming  any
          ---------------------------------
obligation of the Seller arising out of or relating to any Adverse Environmental Condition related to the Business or the Purchased Assets existing as of or prior to the Closing Date, regardless of when it is discovered.

     (f) Employees.  Except to the extent expressly provided pursuant to Article
         ---------
X, the Buyer is not assuming any obligations for severance, termination, or otherwise to any employees (present or former), agents or independent contractors of the Seller.

     (g) Debt.  The Buyer is not assuming any  obligations of the Seller for any
         ----
indebtedness for borrowed money.
     (h) Litigation.  The Buyer is not assuming any obligations,  liabilities or
         ----------
Losses with respect to or relating to the conduct of the Business or the ownership or use of the Purchased Assets prior to the Effective Time (regardless of when asserted), including, without limitation, the Litigation set forth on
Schedule 4.9.
     (i)  Warranties and Returns.  The Buyer is not assuming any  obligations or
          ----------------------
liabilities with respect to product returns or product warranty claims relating to the operation of the Business prior to the Effective Time, including, without limitation, product returns or product warranty claims with respect to products manufactured, distributed or sold by the Seller prior to the Effective Time.
     (j) Fees and  Expenses.  The Buyer is not assuming any  obligations  of the
         ------------------
Seller for fees and expenses incurred in connection with the negotiation, execution, performance and delivery of this Agreement and the transactions contemplated hereby, including, without limitation, the fees and expenses of counsel, investment bankers', and brokers' or finders' fees.
     2.7 Schedule Updates.  To the extent Purchased Assets (other than Purchased
     --------------------
Contracts) listed on any schedule referred to in this Article II are sold, transferred, or otherwise disposed of or terminated in the ordinary course of business prior to the Closing Date and in accordance with Sections 6.2 and 6.3, such Purchased Assets (other than any Purchased Contracts) shall be deemed to be deleted from such schedules and any replacement asset shall be deemed to be added to such schedules without any action on the part of the Seller.

                                   ARTICLE III

                           PURCHASE PRICE AND PAYMENT

     3.1 Purchase Price;  Earnest Money Deposit.  In consideration for the sale,
         --------------------------------------
assignment, conveyance, transfer and delivery of the Purchased Assets to the Buyer, the Buyer shall assume the Assumed Obligations and shall, subject to Sections 3.3 and 3.4(a) below, pay to Seller an amount equal to $10,000,000 (the "Purchase Price"). The Purchase Price is based on the Seller's Balance Sheet, dated March 31, 2003 (attached hereto as Schedule 3.1), containing an Inventory balance of $8,044,119. Upon the entry by the Bankruptcy Court of the Bid Procedures Order, Buyer shall deposit the Earnest Money Deposit into an escrow account with a national financial institution pursuant to the Escrow Agreement. In accordance with the Escrow Agreement, the Earnest Money Deposit shall be (i) payable to the Seller upon the Closing and (ii) payable to Buyer in the event this Agreement is terminated or the transactions contemplated hereby are not consummated, provided that in the event this Agreement is terminated by Seller pursuant to Section 12.1(d) due to Buyer's breach, the Earnest Money Deposit shall be held by the escrow agent pending resolution of any claims Seller may have against Buyer. Notwithstanding any other provision hereof to the contrary, Seller shall have no legal or equitable interest in the Earnest Money Deposit whatsoever, other than that portion of the Earnest Money Deposit which may be released to Seller pursuant to the terms hereof (the "Released Portion"). Accordingly, the Earnest Money Deposit (other than any Released Portion) shall not at any time be or become property of the Seller's bankruptcy estate, and shall remain the exclusive property of the Buyer. Seller agrees to take all such actions as may be necessary to ensure that the Earnest Money Deposit (other than the Released Portion) does not become property of the bankruptcy estate of Seller.
     3.2 Purchase Price Adjustment.  The Purchase Price will be adjusted for any
         -------------------------
change to the Inventory balance between March 31, 2003 and the Closing Date, as reflected on the Final Balance Sheet. Any increase in the Inventory balance as of the Closing Date will be a dollar for dollar upward adjustment, and any decrease in the Inventory balance as of the Closing Date will be a dollar for dollar downward adjustment (the "Purchase Price Adjustment"). The Purchase Price Adjustment shall be paid in accordance with Section 3.4(e).
     3.3  Hold-Back  Amounts.
          ------------------

     (a) A hold-back amount of $1,000,000 from the Purchase Price (together with any interest accrued thereon, the "Indemnity Hold-Back Amount") shall be held in an escrow account in accordance with the Escrow Agreement for two years from the Closing Date to satisfy the Seller's breach of any of its representations, warranties, and covenants herein, including without limitation (i) any and all representations, warranties and covenants that survive Closing and (ii) the Seller's obligation to indemnify the Buyer for claims pursuant to Article XIII hereof (including any and all successor liability claims that may be asserted against the Buyer). In accordance with the Escrow Agreement, any portion of the Indemnity Hold-Back Amount not paid or payable to the Buyer (or for which there is no claim pending) as of the second (2nd) anniversary of the Closing Date shall belong to and be paid out to or for the account of the Seller in accordance with the Escrow Agreement. The Hold-Back Amounts shall not at any time be deemed, nor shall they become, property of the bankruptcy estate of

Seller, except to the extent that the explicit provisions hereof require that any portion of the Hold-Back Amounts be delivered to Seller. Seller agrees to take such further actions as may be necessary to ensure that the Hold-Back Amounts are not property of Seller's bankruptcy estate.


     (b) A hold-back amount of $2,000,000 from the Purchase Price (together with all interest accrued thereon, the "Adjustment Hold-Back Amount") shall be held in an escrow account in accordance with the Escrow Agreement for seventy-five
(75) days following the Closing Date (or such longer period of time as is required to settle any disputes in accordance with Section 3.4 hereof) to satisfy any possible downward adjustment to the Purchase Price due to any decrease in the Inventory balance as of the Closing Date pursuant to Section
3.2. In accordance with the Escrow Agreement, any portion of the Adjustment Hold-Back Amount not paid or payable to the Buyer pursuant to Section 3.2 (or which is not the subject of an unresolved dispute pursuant to Section 3.4(d)) as of the date that is seventy-five (75) days following the Closing Date shall belong to and be paid out to or for the account of the Seller in accordance with the Escrow Agreement.
     (c) Notwithstanding any other provision hereof to the contrary, the Hold-Back Amounts shall at all times be deemed the sole and exclusive property of the Buyer and not the Seller, except that any portion of the Hold-Back Amounts that is required to be released to the Seller pursuant to the terms of this Section 3.3 shall thereafter (and only thereafter) become the sole and exclusive property of the Seller. The Seller agrees to include such provisions in the Escrow Agreement as Buyer may reasonably request, in order to further establish and protect such property rights of the Buyer in the Hold-Back Amounts and to further ensure that the Hold-Back Amounts will not under any circumstances be deemed property of the bankruptcy estate of the Seller (to the extent Seller is not entitled to release of the funds therein hereunder).

     3.4 Payment Process.
         ---------------
     (a) On the Closing Date, the Buyer shall pay to Seller, by wire transfer of immediately available funds to accounts designated by Seller, an amount equal to the Purchase Price less the Earnest Money Deposit and all accrued interest thereon (it being agreed that at Closing the Earnest Money Deposit and all accrued interest thereon shall be disbursed from the escrow account in partial payment of the Purchase Price) and the Hold-Back Amounts.

     (b) As promptly as practicable, but no later than forty five (45) days after the Closing Date, the Buyer shall cause to be prepared and delivered to the Seller a final balance sheet (the "Final Balance Sheet"). The Final Balance Sheet shall be prepared on a basis consistent with the Business Financial Statements and in accordance with GAAP.
     (c) If the Seller disagrees with the calculation of the Inventory balance on the Final Balance Sheet, then within twenty (20) days after delivery of the Final Balance Sheet, the Seller shall deliver a notice to the Buyer disagreeing with the calculation and setting forth the Seller's calculation of such Inventory balance as of the Closing Date. Any such notice of disagreement shall specify those items or amounts as to which the Seller disagrees, and the Seller shall be deemed to have agreed with all other items and amounts in the Final Balance Sheet delivered by the Buyer. In connection with the preparation of the Final Balance Sheet, the Seller shall be permitted to observe the preparation thereof, and to review all work papers, books and records of the Buyer and its accountants associated with such preparation. The Seller shall cooperate with the Buyer and its accountants to the extent reasonable and practical in the course of preparing the Final Balance Sheet. The failure of Seller to deliver any notice of disagreement to Buyer within the time period referenced above shall result in Seller being conclusively deemed to be in agreement with the Final Balance Sheet.

     (d) If notice of disagreement shall be delivered pursuant to Section 3.4(c), the Buyer and the Seller shall, during the twenty (20) days following such delivery, use their commercially reasonable efforts to reach agreement on the disputed items or amounts in order to determine the mutually agreeable Inventory balance as of the Closing Date. If the Buyer and the Seller during such twenty (20) day period are unable to determine the Inventory balance as of the Closing Date, they shall promptly cause Deloitte & Touche, LLP ("D&T") to review this Agreement and the disputed items or amounts for the purpose of calculating the Inventory balance as of the Closing Date (it being understood that in making such calculation, D&T shall be functioning as an expert and not as an arbitrator or a mediator). Taking into account both the Final Balance
Sheet  and  the  Seller's   notice  of   disagreement   and  any  other  related
correspondence between the Buyer and the Seller, D&T as promptly as is practicable in the circumstances (but in no case later than thirty (30) days from the date of the engagement of D&T) shall determine, in accordance with GAAP, the Inventory balance as of the Closing Date and shall deliver a report setting forth both the Inventory balance and in reasonable detail D&T's calculation thereof. Such report and calculation by D&T shall be final and binding on the Buyer and the Seller. The fees and expenses of D&T shall be borne by either the Seller, if D&T agrees with the Buyer's calculation of the Inventory balance as of the Closing Date, or by the Buyer, if the Inventory balance as of the Closing Date is consistent with the Seller's notice of disagreement, or equally by the Buyer and the Seller, if the Inventory balance is an amount different than that shown on the Final Balance Sheet or as would result from a calculation taking into account the items or amounts set forth in the Seller's notice of disagreement.
     (e) Any payment pursuant to Section 3.2 shall be made within five (5) Business Days after (i) the expiration of the twenty (20) day period referred to in Section 3.4(c), if the Seller does not disagree with the Buyer's calculation of the Inventory balance as of the Closing Date, or (ii) the Seller and the Buyer have agreed upon the Inventory balance as of the Closing Date, or (iii) D&T has delivered its computation of the Inventory balance as of the Closing Date and related report. Such payment (together with all interest and/or income accrued thereon pursuant to the Escrow Agreement) shall be made in immediately available funds by wire transfer to the Buyer or to Seller, as the case may be.

     3.5  Allocation  of  Purchase  Price.  The  aggregate   consideration  (the
          -------------------------------
"Consideration") to be paid by the Buyer to the Seller in respect of the Business acquired pursuant to this Agreement shall equal the Purchase Price plus the Assumed Obligations. The Seller and the Buyer mutually agree to make their respective allocations of the Consideration in accordance with Section 1060 of the Code. The Seller and the Buyer will endeavor in good faith to agree, as soon as practical following the Closing Date, on a reasonable allocation, which may be based on an appraisal obtained by the Buyer, of the purchase price (as determined for federal income tax purposes, in accordance with the provisions of the Code, including Sections 453 and 1274 of the Code, as applicable) among the Purchased Assets ("Purchase Price Allocation"). The Purchase Price Allocation, if any, shall be evidenced by a written schedule signed and dated by the Seller and the Buyer, in the form attached as Schedule 3.5. The Seller and the Buyer shall each file IRS Form 8594 at the time and in the manner as required by Treasury Regulation Section 1.1060-1 consistent with the Purchase Price
Allocation. The Seller and the Buyer shall be bound by the Purchase Price Allocation in preparing and filing their respective tax returns and agree to allocate any adjustment to the purchase price as determined for federal income tax purposes by reason of release of Hold-Back Amounts or otherwise in a manner consistent with the Purchase Price Allocation. The Seller and the Buyer mutually agree to provide each other with such assistance as is reasonably necessary for such other party to satisfy its reporting obligations under Section 1060 of the Code, including as a result of subsequent adjustments to the Consideration (if any). If either the Buyer or the Seller receives a notice from a Governmental Authority disputing its allocation of the Consideration, the party receiving such notice shall promptly notify the other party hereto and shall forward to such other party copies of all correspondence with such Governmental Authority in respect of such disputed allocation.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller represents and warrants as of the date hereof and as of the Closing Date as follows:

     4.1 Existence,  Good Standing,  Residency. The Seller is a corporation duly
         -------------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Pursuant to Sections 1107 and 1108 of the Bankruptcy Code, the Seller has all requisite corporate power and authority to own, lease and operate the Purchased Assets and to conduct the Business as it is presently conducted and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the Purchased Assets are owned, leased or operated by it or the nature of the operation of the Business requires the
Seller to qualify to transact business as a foreign corporation. The jurisdictions in which the Seller is so qualified are set forth on Schedule 4.1.

     4.2 Due Authorization.  Subject to the entry of the Sale Approval Order and
         -----------------
conditioned upon the terms and provisions of the Sale Approval Order, (a) the Seller has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby; (b) the execution, delivery and performance by the Seller of this Agreement and the Ancillary Agreements to which it is a party and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Seller, and no other corporate actions or proceedings on the part of the Seller are necessary to authorize the execution, delivery and performance by the Seller of this Agreement and the Ancillary Agreements to which it is a party or the transactions contemplated hereby and thereby; (c) the Seller has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing shall duly and validly execute and deliver) the Ancillary Agreements to which it is a party; and (d) this Agreement constitutes, and upon execution and delivery thereof (assuming due execution and delivery thereof by all other parties thereto) the Ancillary Agreements to which the Seller is a party shall constitute, legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms.

     4.3 Consents and Notices.
         --------------------

     (a) Except as set forth on Schedule 4.3(i), no material consent, authorization, order or approval of, or filing or registration with, or notification to (collectively, a "Consent") any Person not a party to this Agreement or any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Seller, the consummation of the transactions contemplated hereby or thereby or the conduct of the Business after the Closing, in substantially the same manner presently conducted (assuming the Buyer needs no Consents other than those needed by the Seller); provided, however, that nothing herein shall be construed to require the consent of any Person for the transfer of any Purchased Asset to Buyer (including the assignment of any Executory Contract to Buyer) to the extent the Bankruptcy Code (including Section 365 thereof) permits such transfer without such consent. Schedule 4.3(i) sets forth a true, correct, and complete list of all Material Contracts that cannot be assigned without a Consent (except to the extent the Bankruptcy Code permits such assignment without such Consent). Schedule 4.3(i) also lists all of the Material Contracts as to which Seller (i) has received notice from the other party or parties to such contracts, or from any other source, that such party or parties intend to object to any proposed assumption of such contract by Seller or the assignment of such contract to Buyer for any reason (including by reason of any alleged rights of such party to block any such assumption or assignment under Section 365(c)(1)(A) of the Bankruptcy Code) or (ii) otherwise believes for any reason that the Bankruptcy Court may find, or be requested by any party to determine, that such Material Contract cannot be assigned to Buyer for any reason, including by reason of any of the exceptions to the assignability of executory contracts set forth in Section 365(c) of the Bankruptcy Code. To the extent any Material Contracts are shown on Schedule 4.3(i), that Schedule also lists (A) the reason(s) that Seller believes that the proposed assumption or assignment of any such Material Contracts may be challenged by any entity and

(B) the contact persons (with appropriate contact information) with whom Seller or Buyer may communicate in order to resolve any actual or anticipated objection to the proposed assumption or assignment of any Material Contract in connection with the transactions set forth in this Agreement. For purposes of this Agreement, the consent of any Person will be deemed given or will be deemed unnecessary if such Person is given notice of the Sale Motion and such Person
(1) fails to file or communicate to Seller a written objection to the entry of the Sale Approval Order or (2) otherwise fails to make an oral objection to the Sale Approval Order at any hearing on the Sale Motion or on the proposed entry of the Sale Approval Order.
     (b) Schedule 4.3(ii) is a complete and accurate list of: (i) all of the Persons which are entitled to receive notice of the Sale Motion by virtue of the Bankruptcy Code or the Bankruptcy Rules or the local rules of the Bankruptcy Court or any order of the Bankruptcy Court or other applicable law or which the Seller reasonably believes have or may assert a "claim" (as defined in the Bankruptcy Code) against or related to the Purchased Assets (provided that, if the Bid Procedures Order requires other Persons to receive notice of the Sale Motion, Schedule 4.3(ii) shall be revised accordingly), and all parties to all Purchased Contracts, except that Schedule 4.3(ii) need not list those Persons to whom the Seller is not required to provide notice of the Sale Motion by virtue of the express provisions of an order of the Bankruptcy Court previously entered in any of the Bankruptcy Cases; (ii) all Persons who have asserted any interest (including any ownership interest) in or claim against any of the Purchased Assets, including holders of any liens, mortgages, or security interests in or with respect to any of the Purchased Assets; and (iii) without limiting the generality of clause (i) of this Section 4.3(b), all of the Governmental Authorities responsible for enforcing or administering any local, state or federal Tax, environmental, ERISA, pension benefit or bulk sales laws or statutes or successor liability statutes with respect to Seller or any of the Purchased Assets (including without limitation the Pennsylvania Department of Revenue and local and state taxing authorities in New York) or which hold or have filed (or Seller reasonably believes may assert) "claims" against the Seller as that term is defined in the Bankruptcy Code (collectively, the "Notice Parties"). By the time of the hearing on the Sale Motion (the "Sale Hearing"),
                                                                -------------
all of the Notice Parties will have been sent notice of the Sale Motion (including notice of the proposed entry of the Sale Approval Order which shall be a part thereof) within the time periods required by, and otherwise in accordance with the provisions of, the Bid Procedures Order. After the Sale

Hearing, all of the parties (if any) who filed a response or an objection to the Sale Motion or who appeared at the Sale Hearing will have been sent notice of the proposed entry of the Sale Approval Order within the time periods required by, and otherwise in accordance with the provisions of, applicable law.

     4.4 Absence of  Conflicts.  Except as set forth on  Schedule  4.4 and based
         ---------------------
upon the entry of the Sale Approval Order and conditioned upon the terms and provisions of the Sale Approval Order, neither the execution and delivery of this Agreement or any of the Ancillary Agreements to which the Seller is a party, nor the consummation of the transactions contemplated hereby or thereby, will directly or indirectly (with or without notice or lapse of time) result in the creation or imposition of any Encumbrances upon or with respect to the Purchased Assets, or violate, conflict with or result in the breach of: (a) the charter, by-laws or other organizational documents of the Seller; (b) any judgment, decree or order of any Governmental Authority to which the Seller is subject or by which the Seller is bound; (c) any requirements of Laws applicable to the Seller, the Business, or the Purchased Assets; or (d) any Contract, Permit or Employee Plan binding on the Seller or the Business.

     4.5 Business Financial  Statements;  Interim Business Financial Statements.
         ----------------------------------------------------------------------
     (a) Attached hereto as Schedule 4.5(a)(i) are true, complete and correct copies of the Business Financial Statements. The Business Financial Statements have been prepared in accordance with GAAP and the Seller's standard accounting policies and principles (a summary of which is set forth on Schedule 4.5(a)(ii)), consistently applied, and fairly present in all material respects the financial position of the Business as of the dates thereof and the results of the operation and cash flows of the Business for the periods covered thereby. All necessary reserves for product warranties and product returns are reflected in the Business Financial Statements.
     (b) As of the date of each respective report, the Interim Business Financial Statements provided pursuant to Section 6.7 shall have been prepared in accordance with GAAP and consistent with the preparation of the Business Financial Statements and the Seller's standard accounting policies and principles, consistently applied, and fairly present in all material respects the subject matter thereof. As of the Closing Date, the non-financial information provided pursuant to Section 6.7 shall be accurate in all material respects.

     4.6 Title, Sufficiency and Condition of Assets.
         ------------------------------------------

     (a) Except as set forth on Schedule 4.6(a) and other than Owned Real Property and the Leased Real Property, which are addressed in Section 4.6(b), the Seller has good, valid and marketable title to all of the Purchased Assets and valid leasehold interests in, or other rights to use, all of the Purchased Assets, in each case, free and clear of all Encumbrances, subject only to the Permitted Encumbrances listed on Schedule 4.6(b) (prior to the Closing). Upon the Closing, the Buyer shall have good, valid and marketable title to all of the Purchased Assets and valid leasehold interests in, or other rights to use, all of the Purchased Assets, free and clear of all Encumbrances other than the Permitted Encumbrances. Except as set forth in Schedule 4.6(a), none of the Purchased Assets is in possession of any person other than the Seller and all the Equipment and Fixed Assets are located on the Real Property.
     (b) Schedules 2.1(d) and 2.2(a) set forth a complete list of all Owned Real Property and a complete list of all real property and interests in real property leased by or licensed to the Seller and used in the Business (the "Leased Real Property"). Upon the entry of the Sale Approval Order and conditioned upon the terms of the Sale Approval Order, the Seller has (a) good, valid and marketable fee title to the Owned Real Property; and (b) valid leasehold interests in the Leased Real Property, in each case, free and clear of all Encumbrances, except for the Permitted Encumbrances specifically listed on Schedule 4.6(b). The Seller is not aware of any pending or threatened condemnation or eminent domain proceeding in respect to the Owned Real Property or the Leased Real Property. None of the unexpired leases of the Seller have been rejected in the Bankruptcy Cases nor, except as set forth in Schedule 4.6(b), have any of them expired or been terminated, and upon the entry of the Sale Approval Order and conditioned upon the terms of the Sale Approval Order, each of them is fully enforceable in accordance with its terms.
     (c) The Purchased Assets, together with the Purchased Contracts and the Ancillary Agreements, constitute all of the rights, properties and assets of every kind, character and description, wherever located and whether tangible or intangible, real or personal, or fixed or contingent, that are necessary to operate the Business as currently conducted by the Seller. Except as set forth in Schedule 4.6(c), the Purchased Assets are in good operating condition and repair, subject to ordinary wear and tear, are usable in the regular and ordinary course of business and conform in all material respects to all applicable Laws and Permits relating to their construction, use and operation. Subject to the entry of the Sale Approval Order and conditioned upon the terms of the Sale Approval Order, at the Effective Time, the Buyer shall own, hold, possess or have lawful use of all the Purchased Assets.
     (d) Except as set forth in Schedule 4.6(d), there is no existing agreement with, option or right of, or commitment to any Person to acquire any of the Purchased Assets or any interest therein other than Contracts entered into in the ordinary course of business consistent with past practices for the sale of Inventory.
     4.7 Compliance with Laws; Permits.  Except as set forth on Schedule 4.7(a),
         -----------------------------
the Seller has conducted and is conducting the Business and has maintained and is maintaining the Purchased Assets in material compliance with all applicable Laws. No event has occurred or circumstance exists that with or without notice or lapse of time may (a) constitute or result in a material violation of Law by the Seller; or (b) give rise to any obligation on the part of the Seller to incur Losses. The Seller owns, holds, possesses or lawfully uses in the operation of the Business all Permits which are necessary to conduct the Business as currently conducted by the Seller or to own and use the Purchased Assets as currently used in the Business. The Seller is not in default, nor has it received any written notice of any claim of default, with respect to any such Permits. Schedule 4.7(b) sets forth a true, correct, and complete list of all Permits, other than Environmental Permits listed on Schedule 4.13(b), used, or useful in the Business.
     4.8 Taxes.
         -----
     For purposes of this Section 4.8, the term Seller shall include any Affiliate of Seller and any other current or former subsidiary, affiliate, predecessor entity or joint venture with respect to which (i) the Seller is liable for Taxes attributable to such entity, (ii) Taxes of such entity or the failure to file Tax Returns by such entity could result in Warranted Taxes or
(iii) the tax positions of such entity are binding upon the Seller.
     (a) All Tax Returns of the Seller with respect to the Business or the Purchased Assets that are required to have been filed on or before the Closing Date have been properly prepared and duly filed. All Tax returns and reports filed by the Seller are true, correct and complete in all material respects. With the exception of the Taxes listed on the Seller's bankruptcy schedules as being owed to Governmental Authorities and the proof of claims filed in the Bankruptcy Cases by the Governmental Authorities based on unpaid Taxes, (i) all Taxes with respect to the Business and the Purchased Assets shown to be due on such Tax Returns (or Taxes otherwise required to be paid) have been paid in full, other than Taxes that are being contested in good faith and for which there are adequate reserves in the Business Financial Statements; (ii) where required, timely estimated payments or installment payments of Tax liabilities have been made to all Government Authorities in amounts sufficient to avoid underpayment or late payment penalties applicable thereto with respect to Warranted Taxes; and (iii) all Warranted Taxes owed, whether or not shown on any Tax Return, have been paid or will be paid by Seller on or before their respective due dates, including any extensions thereof (it being understood that all Warranted Taxes shall be exclusively for the account of Seller). Schedule 4.8(a) lists all Tax Returns with respect to Warranted Taxes, which returns are not yet due or otherwise required to be filed as of the Closing Date and which may be the responsibility of Buyer to file as transferee of the Purchased Assets.
     (b) Except as set forth in Schedule 4.8(b), there are no Encumbrances for Taxes upon the Purchased Assets except for statutory liens for current Taxes not yet due and payable or which may hereafter be paid without penalty and, in either case, for which there are adequate reserves in the Business Financial Statements.
     (c) Except as set forth on Schedule 4.8(c), none of the Purchased Assets is property that is or will be required to be treated as being (i) owned by any person other than the Seller pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect immediately prior to the Tax Reform Act of 1986; (ii) "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code; (iii) "tax-exempt bond finance property" within the meaning of Section 168(g) of the Code or otherwise secures any debt the interest on which is exempt under Section 103(a) of the Code; or (iv) "limited use property" (as that term is used in Rev. Proc. 76-30) with respect to which the Seller is a lessor under a lease agreement.
     (d) The Seller is not a "foreign person" within the meaning of Section 1445 of the Code. Seller is not and has not been a real property holding company (as defined in Code Section 897(c)(2)).
     (e) No claim has been made by a taxing authority in a jurisdiction where the Seller does not file Tax Returns to the effect that the Seller is or may be subject to taxation by that jurisdiction by reason of its ownership of or activities with respect to the Business and/or the Purchased Assets, nor is the Seller aware that any such claim of jurisdiction is pending or threatened. Set forth on Schedule 4.8(e) is a complete list of all jurisdictions in which the

Seller is subject to Tax by virtue of its ownership of or activities with respect to the Business or the Purchased Assets.
     (f) No audit report has been issued relating to Warranted Taxes due from or with respect to the Seller. Except as set forth on Schedule 4.8(f), there are no actions, suits, audits, claims or investigations by any taxing authority in progress relating to the Seller with respect to the Business or the Purchased Assets, nor has the Seller received any notice from any taxing authority that it intends to conduct such an audit or investigation. No taxing authority has imposed or assessed (or initiated proceedings to impose or assess) a lien in respect of Taxes on or against the Purchased Assets. No issue has been raised by a taxing authority in any current or prior examination within the last three (3) years which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period with respect to the Purchased Assets.
     (g) Seller has available all Tax Returns regarding Warranted Taxes and amendments thereto, for which the applicable statute of limitations for such Taxes is still open, including all supporting schedules, work papers and audit or revenue agent's reports.
     4.9  Litigation.  Except for those  matters  described  on Schedule 4.9 and
          ----------
except for claims filed in the Bankruptcy Cases, there is no legal, administrative or arbitration proceeding, suit, action of any nature or order, judgment, writ, injunction, award, or decree, claim, investigation or inquiry ("Litigation") relating directly or indirectly to the Business, any Purchased Asset or the transactions contemplated by this Agreement, pending, asserted or, to the Knowledge of the Seller, threatened against the Seller, by or before any Governmental Authority or by or on behalf of any Third Party. Schedule 4.9 sets forth a true, correct, and complete list of all Litigation against the Seller relating directly or indirectly to the Business, any Purchased Asset, or the transactions contemplated hereby. The Seller has not entered into any settlement or other compromise that has had or will have a Material Adverse Effect on the Business. Except as set forth in Schedule 4.9, there is no order, judgment or decree that is binding upon the Seller in respect of the Business or the Purchased Assets.
     4.10 Brokers. Except for the investment banker,  Goldsmith-Agio-Helms,  the
          -------
Seller has not used any broker or finder in connection with the transactions contemplated hereby, and neither the Buyer nor any of its Affiliates shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by the Seller in connection with any of the transactions contemplated by this Agreement or any of the Ancillary Agreements.

     4.11 Contracts.
          ---------
     (a) All Material Contracts relating to the Business to which the Seller is a party are listed on and specifically identified as such on one or more of the schedules referred to in Article II, except for the following: purchase orders, forward sales contracts and other commitments, whether written or oral, to which the Seller is a party or is bound, which were entered into by the Seller in the ordinary course of business, which do not involve obligations extending more than one (1) year beyond the date of this Agreement or having a value of more than $5,000 individually, and which in every case are related specifically to the Business. A "Material Contract" means a Purchased Contract that may be expected to result in future annual expenditures or receipts by the Business at any time of $5,000 or more or that is necessary to conduct the Business as currently conducted by the Seller. Since June 30, 2003, there has not been any termination or material amendment of, or waiver under, any Material Contract.
     (b) No Material Contract has been rejected in the Bankruptcy Cases and, to the best knowledge of Seller, no other party to any Material Contract has defaulted on such party's obligations under such Material Contract. Except for those Material Contracts if any that are determined by the Bankruptcy Court to fall within one or more exceptions set forth in Section 365(c) of the Bankruptcy Code, each Material Contract may be assigned to Buyer upon satisfaction of the conditions set forth in Section 365 of the Bankruptcy Code applicable to such Material Contract. Upon the entry of the Sale Approval Order and subject to the terms of the Sale Approval Order, each Material Contract will be in full force and effect and shall therefore be fully enforceable by Buyer against all other parties thereto. Except as set forth on Schedule 4.11(b), the Seller has provided the Buyer with true, complete and correct copies of or access to all written Material Contracts and all extensions, amendments and schedules thereto and a written description of all Material Contracts that are not in writing.
     (c) To Seller's knowledge, set forth on Schedule 4.11(c) is a list of all transfer fees that are required to be paid in connection with the transfer of the Purchased Contracts and Permits (which are transferable) from Seller to Buyer.

     4.12 Employee Benefit Plans; Affected Employees.
          ------------------------------------------

     (a) Neither the Seller nor any ERISA Affiliate is or has been a participant in, nor do they have any obligation to contribute to, any multiemployer plan within the meaning of Section 3(37)(A) or 401(a)(3) of ERISA in which employees of the Business participate or have participated and no actual or potential liability has been incurred by or could be asserted against the Seller, the Business, or any ERISA Affiliate with respect to any such multiemployer plan.
     (b) Schedule 4.12(b)(i) sets forth a complete and correct list of all Employee Plans. True, correct and complete copies of the following documents, with respect to each of the Employee Plans, have been delivered or made available to the Buyer: (i) any plans and related trust documents, and all amendments thereto; (ii) the most recent Internal Revenue Service determination letter; and (iii) the most recent summary plan descriptions (including letters or other documents updating such descriptions). Except as set forth in Schedule 4.12(b)(ii), neither the Seller nor any of its Affiliates has made any commitment to create any additional Employee Plan or to materially increase the benefits provided under any existing Employee Plan.
     (c) No less than six (6) weeks prior to Closing,  Seller  shall  provide to
Buyer: (i) a complete and correct list of all Affected Employees, together with each Affected Employee's name, position, location, salary or hourly rate and hire date and all accrued vacation, sick leave, wages or other compensation in respect of each Affected Employee; and (ii) a complete and correct list of all Affected Employees as of October 1, 2002 and October 1, 2003, together with each such Affected Employee's name, position, location, salary or hourly rate and hire date. Such lists shall be set forth on Schedule 4.12(c) prior to Closing.
     (d)  Except  as  set  forth  in  Schedule   4.12(d)(i),   the  transactions
contemplated  hereby  shall  not  increase  or  accelerate  the  timing  of  any compensation or result in any additional rights granted to any Affected Employees. Except as set forth in Schedule 4.12(d)(ii), since January 1, 2003, there has not been any increase in the rate of compensation or benefits payable or to become payable by it to any Affected Employee, other than increases in the ordinary course of business, consistent with past practices.
     (e) All Seller-required contributions to all Employee Plans have been made as required by the terms of such plans. All PBGC-required premiums have been timely paid.
     4.13 Environmental Matters.
          ---------------------
     (a) Except as set forth on Schedule 4.13(a), with respect to the Business and the Purchased Assets, the Seller and any other Person for whose conduct it is or may be held responsible, has no material liability under and is and has been in material compliance with Environmental Laws which compliance shall include but not be limited to filing all required notifications and reports and maintaining all required records. Except as set forth on Schedule 4.13(a), with respect to the Business and the Purchased Assets, the Seller is not aware of any facts, circumstances or conditions that reasonably could be expected to cause the Seller or any other Person for whose conduct it is or may be held responsible to be in material violation of or to be liable under any Environmental Law.
     (b) Schedule 4.13(b) sets forth a complete list of all environmental Permits (the "Environmental Permits") held by the Seller for the Business and the Purchased Assets and any pending applications to obtain or review such Environmental Permits. The Environmental Permits constitute all Permits required under Environmental Law for the conduct of the Business as currently conducted by the Seller or the ownership of the Purchased Assets and for any ongoing alterations or improvements to the Purchased Assets. Except as set forth on
Schedule 4.13(b), none of the Environmental Permits have been revoked, rescinded, suspended, adversely modified, annulled or otherwise terminated, nor has any action been commenced or, to the Seller's Knowledge, proposed to do the same. To the Seller's Knowledge, there are no circumstances or conditions relating to the Business and the Purchased Assets, other than as may be prescribed under applicable Environmental Laws, which would preclude or delay the transfer or reissuance to the Buyer of each Environmental Permit with substantially the same rights, limitations and conditions upon or within a reasonable time after Closing.
     (c) To the Seller's Knowledge, the Seller has delivered to the Buyer true and complete copies of all material environmental, health or safety audits, studies, assessments, investigations or other reports related to the Business and the Purchased Assets, including but not limited to those pertaining to Hazardous Materials in, on or under the Purchased Assets or to the Seller's compliance with Environmental Laws, that are in the possession, custody or control of the Seller. Schedule 4.13(c) sets forth a complete list of all such reports provided to the Buyer.
     (d) Except as set forth on Schedule 4.13(d), there has been no Release or, to the Knowledge of the Seller, threat of Release of any Hazardous Material at or from the Purchased Assets or at any other location where any Hazardous Materials were generated, transferred, used, or processed from or by the Business or Purchased Assets. Except as set forth in Schedule 4.13(d), the Seller and, to Seller's Knowledge, any other Person for whose conduct it is or may be held responsible, has not generated, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material or any solid waste at the Purchased Assets, except in material compliance with all applicable Environmental Laws.
     (e) Except as set forth on Schedule 4.13(e), the Seller, and, to Seller's Knowledge, any other Person for whose conduct it is or may be held responsible, has not: (i) entered into or been subject to any consent decree, compliance order, or administrative order with respect to the Business or the Purchased Assets; (ii) received notice under the citizen suit provision of any Environmental Law in connection with the Business or the Purchased Assets; (iii) received any written request for information, written notice, demand letter, formal administrative inquiry, or formal complaint or claim with respect to any Adverse Environmental Condition relating to the Business or the Purchased
Assets; (iv) received written notice of any Lien arising under Environmental Laws relating to the Business or the Purchased Assets; or (v) been subject to any governmental or citizen enforcement action with respect to the Business or the Purchased Assets; and to the Knowledge of the Seller, has no reason to believe that any of the foregoing will be forthcoming.
     (f) Except as set forth on Schedule 4.13(f), there exists no Adverse Environmental Condition with respect to the Business or the Purchased Assets.
     (g) Except as set forth on Schedule 4.13(g), the Seller is not aware of any capital expenditures (other than the normal routine expenditures) necessary for the continued compliance of the Business with Environmental Laws during the fiscal year ending June 30, 2004.
     (h) To the Seller's Knowledge, the transaction contemplated hereunder does not trigger any obligation to obtain approval from or file notification with any Governmental Authority having jurisdiction over environmental, health or safety matters, except as may be required in respect of the transfer or re-issuance of any Environmental Permits.
     4.14 Labor Matters.
          -------------
     (a) The Seller has not agreed to recognize any union or other collective bargaining unit with respect to the Business, nor has any union or other collective bargaining unit been certified as representing any Affected Employees. Except as set forth on Schedule 4.14(a), for the past six (6) years, the Seller, with respect to the Business: (i) is and has been in compliance, in all material respects, with all applicable Laws regarding employment and employment practices, and those Laws relating to terms and conditions of employment, wages and hours, plant closing, occupational safety and health, collection and payment of withholding and/or social security Taxes and any similar Tax, and workers' compensation and is not engaged, nor has it engaged, in any unfair labor practices; (ii) has no, and has not had any, unfair labor practice charges or complaints pending or to the Knowledge of the Seller, threatened against it before the National Labor Relations Board; (iii) has no, and has not had any, labor grievances or arbitrations pending or, to the Knowledge of the Seller, threatened against it; (iv) has no, and has not had any charges pending or, to the Knowledge of the Seller, threatened against it before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices; (v) has no, and has not had any investigations, charges or claims made or pending or, to the Knowledge of the Seller, threatened against it by the Occupational Safety and Health Administration or any comparable state or local agency; (vi) has no, and has not had any labor strike, slowdown or work stoppage that occurred or was threatened against it; and (vii) has not had Knowledge of the occurrence of any union organizational effort or representation petition with respect to any Affected Employees.
     (b) To the Knowledge of the Seller and except as disclosed on Schedule 4.14(b), no officer, director or employee of the Seller is bound by any Contract that purports to limit the ability of such officer, director or employee to (i) engage in any conduct, activity or duties relating to the Business; or (ii) assign to the Seller or any other Person any rights to any invention, improvement, or discovery.
     4.15 Intellectual Property.
          ---------------------
     (a) Except as set forth on Schedule 4.15(a), the Seller owns, or possesses legally enforceable rights to use, free and clear of all Encumbrances and subject to the Intellectual Property Contracts set forth in Schedule 4.15(a), all Seller Intellectual Property. Schedule 4.15(a) sets forth an accurate and complete list of (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered copyrights and domain names owned by the Seller and used in the operation of the Business or the Specified Feed Facilities ("Registered Intellectual Property"); (ii) all Intellectual Property Contracts pursuant to which any party is authorized to use any of the Seller Intellectual Property; and (iii) all Intellectual Property
Contracts pursuant to which the Seller is authorized to use any Person's Intellectual Property in the Business or in the operation of the Specified Feed

Facilities.
     (b) The operation of the Business and the Specified Feed Facilities, including, without limitation, the design, development, modification, use, import, manufacture, sale, offer for sale or other disposition of the products, technology and services of the Seller in the Business and the Specified Feed Facilities, does not infringe or misappropriate the Intellectual Property of any other Person or constitute unfair competition or trade practices under the laws of any jurisdiction, and except as set forth on Schedule 4.9, there is no claim, notice, suit, demand or action of any nature, currently pending or threatened, alleging unauthorized use, disclosure, infringement, misappropriation or other violation by the Seller in the conduct of the Business or the Specified Feed Facilities of any Intellectual Property of any other Person. To the extent such claim, notice, suit, demand or action has been resolved, the outcome has not had and will not have a Material Adverse Effect.
     (c) Except as specified in Schedule 4.15(c), the Seller has not entered into any arrangements or agreements granting exclusive rights in the Seller Intellectual Property to any Person and has not granted any security interest, consent, nonassertion, indemnification or hold harmless rights in the Seller Intellectual Property to any Person. Except as set forth in Schedule 4.15(c), to the Knowledge of the Seller, there is no unauthorized use, disclosure, infringement or misappropriation or other violation of any of the Seller
Intellectual Property or breach of any agreement involving the Seller Intellectual Property. Except as set forth in Schedule 4.9, there are no pending threatened claims, suits, demands or actions of any nature affecting the Seller Intellectual Property. Except as set forth in Schedule 4.9, the Seller has not brought any action, suit or proceeding or asserted any claim against any person or entity for interfering with, infringing upon, misappropriating, or otherwise coming into conflict with any of the Seller's Intellectual Property or breach of any license or agreement involving any of the Seller's Intellectual Property. To the extent such claim, notice, suit, demand proceeding or action has been resolved, the outcome has not had and will not have a Material Adverse Effect.
     (d) All Registered Intellectual Property and all licenses and other agreements pursuant to which the Seller uses any of the Seller Intellectual Property are valid and subsisting. All necessary registration, maintenance, renewal and other relevant filing fees due on the Registered Intellectual Property through the Closing Date have been timely paid, and all necessary documents and certificates in connection with the foregoing have been timely filed with the relevant Governmental Authority for the purpose of maintaining such Intellectual Property.
     (e) Except as set forth on Schedule 4.15(e), the Seller is not in material breach of, or involved in any material dispute with respect to, any agreement relating to any Intellectual Property of the Seller or any other Person, nor will the Seller be in such breach as a result of the execution and delivery of this Agreement.
     (f) No employee of the Seller or other Person involved in the Business or the Specified Feed Facilities is, or is expected to be, in default under any term of any employment or similar contract or arrangement relating to the Seller Intellectual Property, or its development or exploitation. There has been no unauthorized use or disclosure of the Seller Intellectual Property by any employee (present or former) or other Person. The Seller has taken all reasonable security measures to protect the secrecy, confidentiality and value of all of the Seller Intellectual Property and of that provided by any Person to the Seller, including, without limitation, enforcing a policy requiring each employee and other Persons that have developed any of the Seller Intellectual Property, or who has knowledge of or access to information about any of the Seller Intellectual Property, to enter into a written agreement with the Seller which provides that (i) the Seller Intellectual Property is proprietary to the Seller and is not to be disclosed, misused or misappropriated; and (ii) such employee or other Person assigns to the Seller all of its right, title and interest in and to such Seller Intellectual Property.
     (g) At the Effective Time, subject to the terms and conditions contained in this Section 4.15, the Seller shall have transferred to the Buyer the Intellectual Property used in the operation of the Business and the Specified Feed Facilities.
     4.16  Inventory.  The  Inventory  (a) was acquired or produced and has been
           ---------
maintained in the ordinary course of the conduct of the Business or of the Specified Feed Facilities, as applicable; (b) is of a quality materially similar to prior Inventory of the Business or the Specified Feed Facilities that has been used or sold; and (c) except as set forth on Schedule 4.16, is located on the Real Property or in the Specified Feed Facilities. The Inventory on hand is adequate to conduct the Business into the foreseeable future consistent with past practice, taking into account the seasonality of the Business, market conditions, market availability of inventory items, and the Seller's policies regarding the maintenance and depletion of Inventory. Except as set forth in
Schedule 4.16, the Seller is not in possession of any inventory not owned by the

Seller, including goods already sold. All of the Inventories have been valued at the lower of cost or market value on various bases, including average, first in, first out, and specific identification.
     4.17  Books and  Records.  The  Books and  Records  accurately  and  fairly
           ------------------
reflect, in reasonable detail, the transactions and the assets and liabilities of the Seller with respect to the Business. The Seller has not engaged in any transaction with respect to the Business, maintained any bank account for the Business (other than commingled bank accounts maintained by the Seller for all of its wholesale accounts), or used any of the funds of the Seller in the conduct of the Business except, in each case, for transactions, bank accounts, and funds which have been and are reflected in the Books and Records. The Specified Books and Records constitute all of the customer lists and related records of Seller for the customers of the Specified Feed Facilities.
     4.18 No Material  Adverse Change.  Except as set forth on Schedule 4.18 and
          ---------------------------
since June 30, 2003, there has not occurred (a) any adverse change in the results of operations, assets or financial condition of the Business, taken as a whole, or any other event or circumstance, in any such case, that may or could reasonably be expected to result in a Material Adverse Effect; (b) any material damage, destruction or loss of any kind with respect to the Purchased Assets not covered by valid and collectible insurance; (c) any material changes in terms of transactions between the Seller and the Seller's Affiliates; or (d) any sale, assignment, transfer, or acquisition (or any agreement so to do) of any material operating asset of the Business, or a cancellation of, or any agreement to cancel, any material debts or claims of the Business, except, in each case, in the ordinary course of business.
     4.19 Absence of  Undisclosed  Liabilities.  Except as set forth on Schedule
          ------------------------------------
4.19, there are no material liabilities of the Seller of any kind whatsoever with respect to the Business or the Purchased Assets (whether absolute, accrued, contingent or otherwise, and whether due or to become due), other than liabilities and obligations (a) provided for or reserved against in the Business Financial Statements; or (b) arising after June 30, 2003 in the ordinary course of business and consistent with past practice that are not material to the Business.
     4.20 Major Customers or Distributors; Major Suppliers.
          ------------------------------------------------
     (a) Schedule 4.20(a) sets forth for the years ended June 30, 2002 and June 30, 2003 and for the five (5) month period ended November 30, 2003 the names of the ten largest customers or distributors of the Business and the Specified Feed

Facilities (based on the aggregate value of the products purchased from the Seller by such customers or distributors during such period). Except as set forth on Schedule 4.20(a), no such customer or distributor (i) has materially reduced, or, to the Knowledge of the Seller, intends to materially reduce, purchases of products from the Business or the Specified Feed Facilities; (ii) has ceased or, to the Knowledge of the Seller, intends to cease, to purchase products from the Business or the Specified Feed Facilities; or (iii) has sought, or is seeking, to materially reduce the price it will pay for products of the Business or the Specified Feed Facilities. The Seller has no Knowledge that any Person who purchases products from the Business or the Specified Feed Facilities will cease to purchase products from the Business after the Closing Date on terms and conditions substantially the same as those prevailing during the twelve (12) month period preceding the execution of this Agreement.
     (b) Schedule 4.20(b) sets forth for the years ended June 30, 2002 and June 30, 2003 and for the five (5) month period ended November 30, 2003 the names of the ten largest suppliers of raw materials or equipment of the Business (based on the aggregate value of the products purchased by the Seller from such suppliers during such period). Except as set forth on Schedule 4.20(b), no such supplier (i) has materially reduced, or, to the Knowledge of the Seller, will materially reduce, the amount of raw materials or equipment available for purchase by the Business; (ii) has ceased or, to the Knowledge of the Seller, intends to cease to sell raw materials or equipment to the Business; or (iii) has sought, or is seeking, to materially increase the price it will charge the Business for raw materials or equipment. The Seller has no Knowledge that any Person who supplies raw materials or equipment to the Business will cease to continue to supply raw materials or equipment to the Business after the Closing Date on terms and conditions substantially the same as those prevailing during the twelve (12) month period preceding the execution of this Agreement.
     4.21 Insurance.
          ---------
     (a) The Seller has in place insurance policies with respect to the Purchased Assets, in amounts and types that are customary in the industry for similar assets, and all such policies are in full force and effect.
     (b) Schedule 4.21(b) sets forth a true, accurate and complete list of all policies of insurance of any kind or nature covering the Business and the Purchased Assets, or any of the employees, properties or assets of the Business, including, without limitation, policies of general liability, life, disability, fire, theft, workers' compensation, or other casualty and liability insurance, together with a list of types of coverages and deductibles for each such policy and all such policies are in full force and effect.
     4.22 Affiliate Transactions.
          ----------------------
     (a) Except as set forth in Schedule 4.22(a), no employee, officer, or director of the Seller or any Person controlled by any of the foregoing, (i) owns, directly or indirectly, any significant interest in, or is a director, officer, employee, consultant, or agent of, any Person who is a competitor, lessor, lessee, or supplier of goods or services to, the Business; (ii) owns, directly or indirectly, in whole or in part, any Permits, real property, leasehold interests, or other property the use of which is necessary for the Business; (iii) except for claims acknowledged in Seller's bankruptcy schedules and claims set forth in proofs of claim filed in the Bankruptcy Cases, has any claim or cause of action or any other action, suit, or proceeding whatsoever against, or owes any amount to the Seller other than claims in the ordinary course of business; or (iv) is a party to any Contract or participates in any arrangement, written or oral, pursuant to which the Business provides to, or receives services of any nature from, any such Person, except as to any such individual in his capacity as an employee or member/patron of the Business.
     (b) Schedule 4.22(b) sets forth a list of all material agreements or transactions that relate to the Business and were entered into or consummated in the three-year period prior to the date hereof (i) with one or more Affiliates of the Seller; or (ii) between the Seller and a Third Party, in each case in which the terms or conditions of such agreement or transaction are materially more favorable to the Seller or to the Affiliate or the Third Party than the terms and conditions that could be achieved in an arm's length agreement or transaction with a Third Party.
     4.23 Customer  Orders.  All  outstanding  customer or distributor  purchase
          ----------------
orders for products of the Business and the Specified Feed Facilities have been entered at prices and upon terms and conditions consistent with the normal practices of the Business and the Specified Feed Facilities. The Seller has not been informed by any customer or distributor that any material order is likely to be cancelled or terminated prior to its completion.
     4.24 Employees.  Except as set forth in Schedule 4.24, during the preceding
          ---------
one year period, other than changes in the ordinary course of operation of the Business consistent with past practices, no material changes have occurred in the workforce of the Business, including, without limitation, material employee terminations, employee transfers in or out, employee leasing arrangements, secondments, reallocations of duties and outsourcing of duties or function.
     4.25  Derivative  Contracts.  Schedule  4.25  sets  forth  a  list  of  all
           ---------------------
derivative and/or hedging Contracts that relate to the Business as of November 30, 2003 which will continue in effect as of the Closing Date.

     4.26 Intentionally  omitted.
          ----------------------

     4.27 Disclosure.  No  representation or warranty of the Seller contained in
          ----------
this Agreement (including the Exhibits and Schedules attached hereto) or any Ancillary Agreement, and no statement contained in any document, list, certificate, or other instrument furnished or to be furnished by or on behalf of the Seller to the Buyer or any of the Buyer's representatives in connection with the transactions contemplated hereby or thereby, contains any untrue statement of a material fact, or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading or necessary in order fully and fairly to provide the information required to be provided in any such document, list, certificate, or other instrument. To the Knowledge of the Seller, there is no fact or information relating to the Business or the Purchased Assets that would have or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed to the Buyer.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants as of the date hereof and as of the Closing Date:

     5.1 Existence and Good Standing. The Buyer is a corporation duly organized,
         ---------------------------
validly existing and in good standing under the laws of the State of Delaware. The Buyer is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the assets owned, leased or operated by the Buyer or the conduct of its business makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on
the  business,   operations  or  financial  condition  of  the  Buyer.
     5.2 Due  Authorization.  The Buyer has all  requisite  corporate  power and
         ------------------
authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the

Buyer of this Agreement and the Ancillary Agreements to which it is a party and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer (including on the part of its board of directors), and no other corporate actions or proceedings on the part of the Buyer is necessary to authorize the execution, delivery and performance by the Buyer of this Agreement and by the Buyer of the Ancillary Agreements to which it is a party or the transactions contemplated hereby and thereby. The Buyer has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing shall duly and validly execute and deliver) the Ancillary Agreements to which it is a party. This Agreement constitutes, and upon execution and delivery thereof (assuming due execution and delivery thereof by all other parties thereto) the Ancillary Agreements to which the Buyer is a party shall constitute, legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect creditors' rights generally, or (b) principles of equity including legal or equitable limitations on the availability of specific remedies.
     5.3 Consents. Except as set forth on Schedule 5.3, no Consent of any Person
         --------
not a party to this Agreement or any Governmental Authority (other than in connection with Permits) is required in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Buyer, or the consummation of the transactions contemplated hereby or thereby.
     5.4  Absence of  Conflicts.  Neither  the  execution  and  delivery of this
          ---------------------
Agreement nor any of the Ancillary Agreements to which the Buyer is a party nor the consummation of any of the transactions contemplated hereby or thereby will violate, conflict with, or result in a breach of the terms, conditions or provisions of (a) the charter, by-laws or other organizational documents of the Buyer; (b) any judgment, decree or order of any Governmental Authority to which the Buyer is subject or by which the Buyer is bound; or (c) any requirements of Laws applicable to the Buyer.
     5.5  Litigation.  There is no Litigation of any nature  pending or asserted
          ----------
against the Buyer by or before any Governmental Authority or by or on behalf of any Third Party which questions or challenges the validity of this Agreement or any Ancillary Agreement or any of the transactions contemplated hereby or thereby or which, if adversely determined, would adversely affect the ability of the Buyer to consummate the transactions contemplated hereby.

     5.6 Brokers. The Buyer has not used any broker or finder in connection with
         -------
the transactions contemplated hereby, and neither the Seller nor any of its Affiliates has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by the Buyer in connection with any of the transactions contemplated by this Agreement or any of the Ancillary Agreements.

     5.7  Financial  Capability.  The  Buyer  (i)  at  the  Closing,  will  have
          ---------------------
sufficient funds available to pay the Purchase Price and any expenses incurred by the Buyer in connection with the transactions contemplated by this Agreement,
(ii) at the Closing, will have the resources and capabilities (financial or otherwise) to perform its obligations hereunder, and (iii) has not incurred, and will not incur, any obligation, commitment, restriction or liability of any kind, which would impair or adversely affect such resources and capabilities.

                                   ARTICLE VI

                             COVENANTS OF THE SELLER


     The Seller hereby covenants with the Buyer as follows:
     6.1 Seller's Chapter 11 Bankruptcy Case.
         -----------------------------------
     (a) This Agreement and the transactions contemplated hereby are contingent upon the approval and authorization of the Bankruptcy Court, and Seller shall have no liability under this Agreement unless and until such approval and authorization shall be given by the Bankruptcy Court. As soon as reasonably practicable following execution of this Agreement, and in no event more than ten
(10) days following execution of this Agreement, Seller shall file with the Bankruptcy Court (i) the Sale Motion, seeking entry of the Sale Approval Order and (ii) the Bid Procedures Motion, seeking entry of the Bid Procedures Order. Seller agrees that it will promptly take such actions as reasonably requested by Buyer to assist in obtaining the Sale Approval Order and the Bid Procedures Order, including furnishing affidavits or other documents or information for filing with the Bankruptcy Court for the purposes, among others, of demonstrating that Buyer is a "good faith" purchaser under Section 363(m) of the Bankruptcy Code. In the event the Sale Approval Order or the Bid Procedures

Order are appealed, Seller shall use its commercially reasonable efforts to defend such appeal, provided that Buyer and Seller shall proceed with the Closing despite the pendency of an appeal if no stay of the Sale Approval Order is in effect.
     (b) Seller acknowledges and agrees that from the date of this Agreement until either the thirtieth (30th) day after the date of this Agreement or, if sooner, the date on which the Bid Procedures Order shall be entered by the Bankruptcy Court, Seller and its respective Affiliates, and their respective officers, directors, employees, attorneys, investment bankers, accountants and other agents and representatives (collectively, "Representatives") shall not solicit proposals, offers or bids from, or negotiate with any Person other than Buyer, relating to the direct or indirect sale, transfer or other disposition of the Purchased Assets and/or the recapitalization or restructuring of the Business (an "Acquisition Proposal"); provided, however, that Seller and its Representatives may, during such period, negotiate and sign confidentiality agreements with potential bidders, may share information concerning the Business and Seller with potential bidders, may confirm the financial wherewithal of potential bidders and may explain the proposed and anticipated sale procedures to potential bidders. Immediately after the execution and delivery of this Agreement, but subject to Section 6.1(c) hereof, the Seller shall, and shall cause its Affiliates, and their respective representatives to, cease and terminate any existing activities, discussions, or negotiations with any parties conducted heretofore in respect of any possible Acquisition Proposal and shall notify each party that it, or any representative retained by it, has had discussions with during the sixty (60) days prior to the date of this Agreement that the Seller no longer seeks the making of any Acquisition Proposal. The obligations of Buyer and Seller hereunder are conditioned, at Buyer's election, on the entry of the Bid Procedures Order by no later than the thirtieth (30th) day after the date of this Agreement; in the event the Bid Procedures Order shall not have been so entered by the Bankruptcy Court by such date, then Buyer may terminate this Agreement pursuant to Section 12.1(f).

     (c) From and after the entry of the Bid Procedures Order, Seller and Buyer acknowledge and agree that until the earlier of the issuance by the Bankruptcy Court of the Sale Approval Order or the termination of this Agreement in accordance with its terms, Seller and its respective Affiliates and Representatives shall be permitted to solicit and answer inquiries, solicit (but not accept) proposals, offers or bids from, and negotiate with any Person other than Buyer, relating to the direct or indirect sale, transfer or other disposition of the Purchased Assets (for all or any part thereof) and/or the recapitalization or restructuring of the Business, and may take any other affirmative action (including entering into any agreement or letter-of-intent with respect thereto) to cause, promote or assist the purchase, restructuring or recapitalization of the Business by means of an Alternative Transaction, provided however that Seller shall neither accept nor consummate any such Alternative Transaction except in connection with an Auction and in compliance with the other procedures and terms of the Bid Procedures Order. Without limiting the foregoing, Seller and its Affiliates and Representatives shall be permitted to supply information relating to Seller, the Business and the Purchased Assets to prospective purchasers that have executed a confidentiality agreement with Seller or its respective Affiliates that is not materially less restrictive than the confidentiality agreement executed by Buyer. Neither the Seller nor any of its Affiliates or Representatives shall have any liability to Buyer, either under or relating to this Agreement or any applicable law, by virtue of entering into or seeking Bankruptcy Court approval of such a definitive agreement for an Alternative Transaction after an Auction pursuant to this Section 6.1(c); provided, that (i) no such Alternative Transaction may be accepted or consummated by Seller except in accordance with the Bid Procedures Order and (ii) the Buyer shall be paid any Break-up Fee and Expense Reimbursement as required pursuant to Section 12.5 at the time provided for therein. Seller shall not object to Buyer's standing to be heard in any proceeding before the Bankruptcy Court to determine (A) whether the consideration to be received in a transaction or series of transactions is sufficient to make such transaction(s) an Alternative Transaction or is otherwise in the best interests of the estate or (B) whether such Alternative Transaction complies with the Bid Procedures Order.

     (d)  Seller  shall  send  notices,   in  form  and  substance,   reasonably
satisfactory to Buyer regarding the sale of the Business to such parties as Buyer may designate, in addition to all parties as may be required by the Bankruptcy Court or the Bankruptcy Code. Seller shall take such further action in its Bankruptcy Cases, as Buyer may reasonably request, in order to (i) reduce the risk of any successor liability to Buyer relating to Seller's or its subsidiaries' conduct or action or inaction (including providing notice of the sale of the Seller's assets to potential claimants) and (ii) otherwise effect the sale of the Purchased Assets. Seller shall comply with all of its obligations set forth in Section 2.5(a) hereof.

     (e) In the event Seller proposes to enter into an Alternative Transaction, but such Alternative Transaction is not consummated, Buyer shall have the exclusive option to consummate a transaction with Seller upon the terms set forth in this Agreement and in any subsequent amendments hereto (except that, in such event, the provisions hereof relating to Seller's right to pursue an Alternative Transaction shall no longer apply and shall be null and void); provided, however, that (i) Seller shall, within one (1) Business Day after the non-consummation or termination of such Alternative Transaction, provide Buyer with written notice of such non-consummation or termination and an explanation of the reasons therefor ("Notice of Nonconsummation"); (ii) Buyer must decide whether it will exercise its option to purchase the Purchased Assets within five Business Days of Buyer's receipt of the Notice of Nonconsummation and if Buyer does exercise such option, it shall, within thirty (30) days of such notice, close the transactions contemplated under this Agreement at the Purchase Price set forth in this Agreement or at such higher bid amount made by Buyer at the Auction; and (iii) Seller shall at all times provide Buyer with such information regarding the failed Alternative Transaction or the Business as Buyer may reasonably request in order to enable Buyer to decide whether to exercise its purchase option under this Section 6.1(e)
     (f) Seller shall provide notice of (i) the Sale Motion (including the form of a proposed Sale Approval Order to be included therein) to all of the Notice Parties in the manner set forth in the Bid Procedures Order and (ii) entry of the Sale Approval Order to those parties who file a response or objection to the Sale Motion and to those parties who appear at the hearing at which the Sale Approval Order is entered..
     (g) Seller shall use its reasonable best efforts to obtain the consent of any and all parties to Material Contracts to the assignment of such contracts to Buyer, to the extent such consent is required under the Bankruptcy Code (including Section 365(c) thereof), including without limitation, any required consent from any entities which have licensed any intellectual property to Seller.
     (h) Seller shall not include in any plan of reorganization (or in any order confirming any such plan) which it seeks to confirm in any of the Bankruptcy Cases any provision or term which would limit, prejudice or modify any rights of Buyer hereunder or any obligations of Seller hereunder.

        6.2    Conduct of Business. Except  as  otherwise  contemplated  by this
               -------------------
Agreement, and except as otherwise consented to by the Buyer in writing, from the date hereof until the Effective Time, the Seller shall:

          (a) Conduct the Business and the Specified Feed Facilities in the usual and ordinary course consistent with Seller's current business practices taking into account reasonably anticipated demand;

          (b) Use commercially reasonable efforts, consistent with the Seller's current business practices, to preserve the goodwill of the Business and preserve Seller's current relationships with employees, customers, licensors, distributors and suppliers of the Business and the Specified Feed Facilities;

          (c) Use best efforts to maintain the value of the Business and the Specified Feed Facilities as a going concern;

          (d) Use, operate, repair, replace and maintain all Purchased Assets in a commercially reasonable manner in material compliance with Laws, and consistent with the Seller's current business practices;

          (e) Comply in all material respects with all provisions of all Purchased Contracts and Permits;

          (f) Comply in all material respects with all applicable Laws that relate to or affect the Business or the Purchased Assets, including, without limitation, the timely, complete and correct filing of all reports and applications and maintenance of all records required by any Governmental Authority to be filed or maintained;

          (g) Maintain in full force and effect all types of insurance described in Section 4.21 that provides coverage for the Purchased Assets;

          (h) Promptly notify the Buyer in writing of any incidents or accidents involving the Business or the Purchased Assets (excluding changes in values of hedging contracts) that resulted or could reasonably be expected to result in Losses in excess of $20,000 for a single incident or accident or $50,000 for multiple incidents or accidents;

          (i) Promptly notify the Buyer in writing of any commencement of, or known threat to commence, any Litigation by a Governmental Authority or a Third Party with respect to the Business or the Purchased Assets or the transactions contemplated hereby; and

          (j) Order raw materials and parts in a manner consistent with past practice, taking into account reasonably anticipated demand and forecasts and plans of the Business and the Specified Feed Facilities.

          6.3  Negative Covenants Relating to Conduct of the Business. Except as
               ------------------------------------------------------
otherwise contemplated by this Agreement, and except as consented to by the Buyer in writing, the Seller shall not, from the date hereof until the Effective Time, with respect to the Business or any of the Purchased Assets:

          (a) Enter into, terminate or allow to lapse any Executory Contract or Permit except in the ordinary course of business;

          (b) Amend, in any material respect, or provide any material waiver in respect of, any Executory Contract except in the ordinary course of business;

          (c)  Assume, assign or reject any Executory Contract;

          (d) Assign or reject any Real Property Leases or Personal Property Leases;

          (e) Terminate or modify in any material respect any relationship of the Seller with a customer, distributor or supplier, involving an amount in excess of $20,000;

          (f) Other than as contemplated by Permitted Encumbrances or pursuant to this Agreement, sell, lease, encumber or otherwise dispose of any of the Purchased Assets except (i) pursuant to existing Contracts or commitments set forth on Schedule 2.2(c)(i) or 2.2(d), (ii) sales of Inventory in the ordinary course of business or (iii) sales of assets set forth on Schedule 6.3(f);

          (g) Increase the rate of compensation of the Affected Employees, except in the ordinary course of business or as may be required by the terms of any existing agreement or arrangement or by Order of the Bankruptcy Court that has been entered prior to the date of this Agreement;

          (h) Except as listed on Schedule 4.12(b)(ii), enter into, adopt or amend any Employee Plan, or employment or severance agreement affecting the Business, or make any commitment to create any additional Employee Plan or materially increase the benefits provided under any existing Employee Plan, except in the ordinary course of business;

          (i) Enter into any agreement or transaction with an Affiliate of the Seller other than transactions on an arms-length basis and in the ordinary course of business;

          (j) Other than in the ordinary course of business, enter into or extend any agreement or commitment directly related to the Business or any of the Purchased Assets that involves an aggregate expenditure in excess of $50,000.00;

          (k) Make or revoke any Tax election or resolve any Tax audit or other similar proceeding without the consent of the Buyer (which shall not be unreasonably withheld) if, in either case, the effect of such action by the Seller would, in Buyer's reasonable opinion, have a material adverse effect on Buyer;

          (l) Change any accounting policies or principles followed by the Seller or the methods of applying such policies and principles;

          (m) Fail to pay or discharge when due any liabilities of which the failure to pay or discharge might cause any material damage or material risk of loss to the Business or any of the Purchased Assets;

          (n) Acquire any assets that would constitute Purchased Assets except in the ordinary course of business consistent with past practices;

          (o) Cancel, modify, or waive any substantial debts or claims of the Business held by the Seller or waive any rights of the Business of substantial value, whether or not in the ordinary course of business, with the exception of credits to accounts receivable issued in the ordinary course of business;

          (p) Permit any of the Purchased Assets to be subjected to any Encumbrance other than Permitted Encumbrances that would be released at Closing;

          (q)  Declare,   set  aside,   make,  or  pay  any  dividend  or  other
distribution to shareholders or members any portion of which is an asset of the Business or is comprised of a Purchased Asset;

          (r) Take or omit to take any action as a result of which any representation or warranty of the Seller in Article IV would be rendered untrue or incorrect in any material respect if such representation or warranty were made immediately following the taking or failure to take such action; or

          (s) Agree, whether in writing or otherwise, to do any of the foregoing.

          6.4  Non-Solicitation. Until the third anniversary of the Closing Date
               ----------------
unless this Agreement is otherwise terminated in accordance with Article XII, the Seller shall not, directly or indirectly, solicit or attempt to hire any Transferred Employee employed by the Buyer; provided, however, that the Seller shall be permitted to hire any Transferred Employee whose employment with the Buyer has terminated.

          6.5  Post-Closing  Confidentiality.  The Seller shall, and shall cause
               -----------------------------
its officers, directors, employees, Affiliates, agents, and other representatives to, hold in confidence (and not release or disclose to any Person other than the Buyer and its authorized representatives) and not use for any purpose any (a) proprietary information regarding the Buyer or any of its Affiliates disclosed to the Seller or any of the other foregoing Persons in connection with the negotiation or preparation of this Agreement or otherwise in connection with the transactions contemplated hereby, or (b) proprietary information relating to the Purchased Assets or the Business in the possession of the Seller or any of the other foregoing Persons. Notwithstanding the foregoing, the confidentiality obligations of this Section 6.5 shall not apply to information that: (i) is required to be disclosed pursuant to an order or request of a judicial authority or Governmental Authority having competent jurisdiction (provided the Seller provides the Buyer with reasonable prior written notice thereof), (ii) is required to be disclosed by the Seller in connection with obtaining the release of an Encumbrance, (iii) is required to be disclosed in the Bid Procedure Motion or the Sale Motion or is required to be disclosed at one or more hearings before the Bankruptcy Court seeking entry of the Bid Procedures Order or the Sale Approval Order, or (iv) can be shown to have been generally available to the public other than as a result of a breach of this Section 6.5 and provided each party (and each employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure. The obligations under this Section 6.5 shall terminate on the third anniversary of the Closing Date.

          6.6  Disclosure Schedules. From time to time prior to the Closing, the
               --------------------
Seller shall amend or supplement its Schedules delivered in connection herewith in respect of any matter that, if existing or occurring prior to the date hereof, would have been required to be set forth or described in such Schedules or that is necessary to correct any information in such Schedules that has been rendered inaccurate thereby; provided, however, that no such amendment or supplement shall be deemed to modify, amend, or supplement the representations and warranties of the Seller or its Schedules made as of the date hereof for determining whether there is any breach of any representation or warranty, misrepresentation, or failure to fulfill any covenant by the Seller and will not limit the right of the Buyer to indemnification pursuant to this Agreement, to terminate this Agreement or limit any other right to recovery of the Buyer, whether at law, in equity, or otherwise, except that if such amendment or supplement relates solely to an event that occurs after the date hereof but prior to the Closing Date and the Buyer (after receiving such amendment or supplement) elects to consummate the Closing, the Buyer shall be deemed to have waived any right to indemnification and any breach of contract claim as a result thereof. Seller shall amend Schedule 2.2(c)(i) to reflect all Assigned Contracts that relate to the Business and will continue in effect as of the Closing Date.

          6.7  Interim Business Financial Statements; Reports. From July 1, 2003
               -----------------------------------------------
until the Effective Time, the Seller shall promptly prepare and deliver to the Buyer, (a) monthly unaudited balance sheets and related unaudited statements of income, changes in shareholders' equity and cash flows ("Interim Business Financial Statements") which includes a management report (including (i) revenues, (ii) gross profit and loss, (iii) monthly EBITDA and (iv) total tonnage shipped, in each case, with respect to the Business) and (b) all other reports relating to the Business that may be reasonably requested by the Buyer.

         All reports shall be prepared by the Seller promptly following the end of each calendar month beginning with the month in which the Agreement is executed and delivered to the Buyer no later than the thirtieth (30th) day of the month following the month for which the report is applicable.


                                  ARTICLE VII

                      COVENANTS OF THE BUYER AND THE SELLER

          7.1  Consents.  The  Seller  shall  make as  promptly  as  practicable
               --------
following the date hereof the notifications required in connection with, and shall use commercially reasonable efforts to obtain the Consents of all Third Parties (including the agreement by such Third Parties that Buyer will provide adequate assurance of future performance under any Executory Contract to which such Third Party is a party, for purposes of Section 365 of the Bankruptcy Code) required in connection with the consummation of the transactions contemplated hereby, provided however that nothing herein shall be construed to require the Consent of any Person for the transfer of any Purchased Asset to Buyer to the extent the Bankruptcy Code permits such transfer without such Consent. Buyer hereby covenants to provide information to such Third Party to demonstrate adequate assurance of Buyer's future performance under the Executory Contracts.

If a Third Party is sent notice of the Sale Motion and does not file a written objection to the assumption and assignment of the Executory Contract nor otherwise communicate to the Seller or the Bankruptcy Court an objection to such assumption or assignment (including by any oral objection at any hearing on the Sale Motion), such Third Party's Consent shall be deemed given or deemed unnecessary upon the entry of the Sale Approval Order. The Seller and the Buyer shall coordinate and cooperate with each other in exchanging information and assistance in connection with making all filings or notifications necessary to transfer any Permits to the Buyer, or in connection with any applications for new Permits relating to the Business.

        7.2      Access to Information, Inspections.
                 -----------------------------------
          (a) During the period from the date of this Agreement through the Closing Date, and upon reasonable advance notice received from the Buyer, the Seller shall give the Buyer and its authorized representatives, including, without limitation, environmental and real estate professionals, reasonable access during regular business hours, to all properties, plants, offices, warehouses, facilities, employees and Books and Records of the Seller relating to the business, such access to be exercised in a manner that does not unreasonably interfere with the Seller's operations. Notwithstanding and without limiting the foregoing, the Buyer shall have the right to retain an environmental professional to undertake an environmental site assessment (including subsurface testing) and compliance audit regarding the Real Property and the operations thereon (an "Environmental Audit"). The Buyer shall coordinate the Environmental Audit with the Seller and the Seller shall cooperate with the Buyer in undertaking the Environmental Audit. Within a reasonable period following the Environmental Audit, and at the Seller's request, the Buyer shall reasonably restore, replace and repair any damage or disturbance to or of any portion of the Purchased Assets resulting from or in connection with the Environmental Audit. The Buyer expressly assumes by this Agreement all risk of loss or injury to the Buyer's employees or agents from entering the Purchased Assets or performing the Environmental Audit.

          (b) The Buyer shall, at and after the Closing Date, afford promptly to the Seller and its respective agents reasonable access during regular business hours, upon reasonable notice, to the properties, employees and Books and Records of the Business, to the extent reasonably necessary to permit the Seller to determine any matter relating to or arising during any period ending on or before the Closing Date. If the Buyer proposes to destroy or otherwise dispose of any records relating to the Business, other than in the ordinary course of business, consistent with its written document retention policy, the Buyer shall first notify the Seller in writing, and afford the Seller the opportunity, for a period of at least ninety (90) days following the date of such notice, at the Seller's expense, to take custody of such records or make extracts therefrom or copies thereof.

         7.3 Title Evidence, Closing Fees and Proration of Utilities.
             --------------------------------------------------------
          (a) As evidence of title to the Owned Real Property, the Seller shall cause to be prepared and delivered to the Buyer, as soon as reasonably practicable, but in no case later than fifteen (15) days after execution of this Agreement, and at the Seller's expense, a commitment (a "Title Commitment") from Land America (the "Title Company") together with copies of all exception documents, to issue to the Buyer at Closing, an ALTA Form B (1992) owner's title insurance policy (for Owned Real Properties) and, at the Buyer's election and at Buyer's sole expense, a leasehold title insurance policy (for Leased Real Properties), with the standard exceptions deleted and, at the Buyer's election, with customary endorsements (including, without limitation, survey and the owner's comprehensive endorsement); and relating to zoning, access, tax parcel and contiguity. Buyer, at its discretion, may request that Seller shall provide Buyer an as-built survey of the Owned Real Property conducted within six (6) months from the date of this Agreement reflecting the location of all boundaries, building lines, easements and encroachments and other encumbrances disclosed by the Title Commitments and in a form sufficient to delete the standard survey exceptions to title. At Closing, Buyer shall reimburse the Seller for fifty percent (50%) of all costs associated with the as built surveys. The Seller shall deliver to the Buyer, as soon as practicable, but in no case later than fifteen (15) days, after execution of this Agreement, any survey with respect to the Leased Real Property currently in the possession of the Seller or its Affiliates.

          (b) If the Title Commitment, survey or other evidence ("Title Evidence") of titles discloses a material title defect, exceptions to title or other encumbrance to which Buyer reasonably objects (other than Permitted Encumbrances), the Buyer shall notify the Seller within ten (10) Business Days of receiving all of the Title Evidence requested by this Section. The Seller shall use its best efforts to cure such title objection as an exception to the Title Commitment prior to Closing. If the Seller is unable to cure such title objection, Buyer shall have the right to exercise any of the following options:
(1) waive the objection in writing; (2) allow the Seller an additional time period to cure the title objection at issue; (3) reduce the Purchase Price by a mutually agreed upon amount to compensate for the title objection (or failing such agreement, terminate this Agreement); or (4) elect to not purchase the property with the title objection.

          (c) All fees charged by the Title Company (including the fees charged for the Title Commitment and the final title policy) shall be divided and paid equally by the parties.

          (d) All utility charges, including gas, oil, electricity, telephone, sewer and water, pertaining to the Purchased Assets shall be prorated between Seller and Buyer as of the Closing Date and settled outside of closing; and accordingly, any invoices for utility charges received following the Closing Date which have accrued up to and including the Closing Date shall be for Seller's account, and any invoices for utility charges which accrue after the Closing Date shall be for Buyer's account.

          7.4  Motor Vehicles. The Seller shall take all actions and prepare all
               --------------
documents necessary to effect the transfer to the Buyer of all motor vehicle registrations pertaining to automobiles, trucks and other motor vehicles of whatever kind used in the Business or in connection with the business of the Specified Feed Facilities in compliance with the motor vehicle registration and other applicable Laws of any jurisdictions where such motor vehicles are registered. All transfer taxes related to the sale of motor vehicles in connection with the consummation of the transactions contemplated hereby shall be borne equally by the Seller and the Buyer unless the Sale Approval Order exempts such registration fees from payment pursuant to Section 1146(c) of the Bankruptcy Code.

        7.5      Tax Matters.
                 -----------
          (a) The Buyer and Seller shall bear equally all sales, use, value-added, stamp, transfer, registration, and similar Taxes, which may become due and payable and are required to be paid in connection with the transactions contemplated by this Agreement and the Ancillary Agreements (provided, for clarity, that Seller shall be solely liable for any income or capital gains taxes of Seller). The Seller and Buyer each agree to cooperate with and assist the other in any reasonable efforts it may undertake to secure any available exemptions from any such transfer or similar Taxes, if applicable. The Buyer shall pay all costs to record the general warranty deeds and the assumption of the Assumed Obligations pursuant to this Agreement, any Ancillary Agreement or any agreement, document or instrument contemplated herein or therein. Notwithstanding any other provision hereof to the contrary, no Tax shall be payable hereunder to the extent such Tax is exempt from payment under Section 1146(c) of the Bankruptcy Code. Seller hereby agrees to use its commercially reasonable best efforts to obtain, as part of the Sale Approval Order, a provision which exempts the Taxes arising from the transfer of the Purchased Assets from payment pursuant to
Section 1146(c) of the Bankruptcy Code.

          (b) At the Closing, all state and local real and personal property Taxes, ad valorem and similar Taxes and assessments ("Property Taxes") which are past due or have become due and payable in the normal course of business upon any of the Purchased Assets on or before the Effective Time shall be paid by the Seller together with any penalty or interest thereon. All Property Taxes imposed by any Tax authority with respect to the Purchased Assets that have been paid or are due and payable with respect to a Taxable period beginning before the Effective Time and ending after the Effective Time (taking into account whether such Property Taxes are payable in advance or in arrears) shall be apportioned between (i) the period beginning before and ending at the Effective Time (the "Pre-Transfer Period"); and (ii) the period beginning on the day immediately after the Effective Time and ending on the last day of the relevant Taxable period (the "Post-Transfer Period"). In performing such apportionment, all Property Taxes shall be prorated on the assumption that an equal amount of Property Tax applies to each day of the relevant Taxable period regardless of how installment payments are billed or made. The Seller shall be liable for all such Property Taxes apportioned to the Pre-Transfer Period. The Buyer shall be liable for all such Property Taxes apportioned to the Post-Transfer Period.

          (c) At the Closing, Buyer shall pay to Seller the amount of any previously paid Property Taxes for which Buyer is liable under Section 7.5(b). Upon request by Buyer (but not more than ten (10) days prior to the due date thereof) Seller shall pay to the Buyer the amount of any Property Taxes for which the Seller is liable under Section 7.5(b). The Buyer shall pay to the appropriate Governmental Authority all Property Taxes which become due and payable after the Effective Time with respect to a Taxable period beginning before the Effective Time and ending after the Effective Time.

          (d) After the Closing Date, Seller shall make available to the Buyer and its representatives such records as Buyer may reasonably require for the preparation of any Tax Returns or other similar governmental reports or forms relating to the Business or the Purchased Assets and required to be filed by

Buyer, as well as such additional records as Buyer may reasonably require for the defense of any audit, examination, administrative appeal or litigation concerning any such Tax Return or other similar governmental report or form. Seller agrees to timely sign and deliver such certificates or forms as may be necessary or reasonably appropriate to establish an exemption from (or otherwise reduce) the Taxes referred to in this Section 7.5(d) including, without limitation, registering as a licensed vendor in any state or local jurisdiction as may be required to claim exemption from or reduction of Tax. To the extent any Tax information may be relevant with respect to any Tax matters of the other party hereto, each of Seller and Buyer agrees to preserve such information, records and documents, in the original form if in existence, until the expiration of any applicable statutes of limitations or extensions thereof and as otherwise required by law. Buyer shall control the conduct of any Tax proceeding or contest that involves Taxes that are the responsibility of Buyer hereunder or involve Tax Returns filed by Buyer; provided, however, that Seller shall be kept reasonably informed of all matters relating to any such proceeding or contest which may result in any Tax liability with respect to which Seller may have any responsibility, and no such proceeding or contest shall be compromised or settled without Seller's consent, which will not be unreasonably withheld.

          (e) At or before the Closing Date, Seller shall provide a certificate to Buyer, in the form prescribed by Treasury Regulations under Section 1445 of the Code, that Seller is not a foreign person within the meaning of Section 1445 of the Code and the Treasury Regulations thereunder.

          7.6  Bulk Sales Compliance.  The Buyer and the Seller waive compliance
               ---------------------
with the provisions of any applicable statutes relating to bulk transfers or bulk sales. Notwithstanding any other provision hereof to the contrary, the Seller shall indemnify, hold harmless and defend the Buyer from and against any and all Losses which it may sustain by reason of the Seller's failure to comply with such bulk transfer or bulk sales provisions. The Buyer and the Seller mutually agree to cooperate in securing any available exemptions from any such provisions. The appropriate Department of Taxation and Finance, Department of Revenue or similar state agency shall be given notice of the Sale Motion. Without limiting the indemnity obligation of the Seller set forth in the second sentence of this Section 7.6, the Sale Approval Order shall provide (i) that the Purchased Assets shall be conveyed to Buyer free and clear of all Encumbrances, including any and all liens which may arise from the failure to comply with any applicable statute relating to bulk transfers or bulk sales and (ii) that any and all such liens shall attach to the proceeds of the sale.


          7.7  Pre-Closing Confidentiality.  Consistent with the confidentiality
               --------------------------
agreement between Buyer and Seller dated May 15, 2003 (the "Confidentiality Agreement"), the Buyer and Seller shall keep confidential all information obtained by it with respect to the other in connection with this Agreement and the negotiations preceding this Agreement, and shall use such information solely in connection with the transactions contemplated by this Agreement, and as otherwise contemplated by the Confidentiality Agreement, except that Buyer consents to attaching this Agreement to the Sale Motion which will be submitted to the Bankruptcy Court and which will become a public record. If the transactions contemplated hereby are not consummated, each party shall return to the other upon request, without retaining a copy thereof, any schedules, documents, or other written information obtained from the other in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, no party shall be required to keep confidential or return any information that (a) is required to be disclosed by Law, pursuant to an order or request of a judicial authority or Governmental Authority having competent jurisdiction, or pursuant to the rules and regulations of any national stock exchange applicable to the disclosing party and its Affiliates (provided the party seeking to disclose such information provides the other party with reasonable prior written notice thereof), (b) is required to be disclosed by the Seller in connection with obtaining the release of an Encumbrance, or (c) can be shown to have been generally available to the public other than as a result of a breach of this Section 7.7.

          7.8  Payments Received.  After the Closing, the Seller and Buyer shall
               ------------------
hold and promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Closing which properly belongs to the other party, including any insurance proceeds, and shall account to the other for all such receipts. From and after the Closing, the Buyer shall have the right and authority to endorse without recourse the name of the Seller on any check or any other evidences of indebtedness received by the Buyer on account of the Business and the Purchased Assets transferred to the Buyer hereunder.

          7.9  Satisfaction  of Conditions.  Without  limiting the generality or
               ---------------------------
effect of any provision of Articles VIII and IX, prior to the Closing, each of the parties hereto shall use their respective reasonable best efforts with due diligence and in good faith to satisfy promptly all conditions required hereby to be satisfied by such party in order to expedite the consummation of the transactions contemplated hereby.

          7.10  AGWAY  Name.  Buyer hereby  covenants  and  agrees  not to  use,
                -----------
directly or indirectly, the AGWAY name outside the Business.

          7.11  Accounts Receivable. The Accounts Receivable are Excluded Assets
                -------------------
and remain property of Seller. Buyer hereby agrees to deliver to Seller or its assignee, within three (3) Business Days after its receipt, any checks made payable to Seller and all monies delivered to Buyer representing payment on the Accounts Receivable. The Buyer also agrees to cooperate with the Seller or its assignee in the Seller or its assignee's collection of the Accounts Receivable.


                                  ARTICLE VIII

                CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

         The obligations of the Buyer to consummate the transactions contemplated hereby are subject to the satisfaction or waiver (to the extent permitted by applicable Law) by the Buyer of the following conditions precedent on or before the Closing Date:

          8.1  Accuracy of Representations  and Warranties.  The representations
               -------------------------------------------
and warranties of the Seller contained herein and in any certificate or other writing delivered by the Seller pursuant to this Agreement or the Ancillary Agreements shall be true, accurate and correct as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (unless any such representation or warranty refers specifically to a specified date, in which case such representation or warranty shall be true, accurate and correct on and as of such specified date). The Buyer shall have received a certificate signed by an executive officer of the Seller to the foregoing effect.

          8.2  Compliance with  Agreements and Covenants.  The Seller shall have
               -----------------------------------------
performed and complied with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

          8.3  No  Injunctions.  There  shall  not be in  effect  any  temporary
               ---------------
restraining order, preliminary injunction, injunction or other pending or threatened action by any Third Party or any order of any court or Governmental

Authority   restraining   or  prohibiting   the  Closing  of  the   transactions
contemplated by this Agreement or the Ancillary Agreements.

          8.4  Title Insurance.  The Buyer shall have received unconditional and
               ---------------
binding commitments to issue policies of title insurance consistent with Section 7.3, dated the Closing Date, deleting all requirements listed in ALTA Schedule B-1, amending the effective date to the date and time of recordation of the deed transferring title to the Real Property to the Buyer subject to the Permitted Encumbrances but with no exception for the gap between Closing and recordation, deleting or insuring over all title objections as required pursuant to Section 7.3.

          8.5  Environmental  Audit. The  Environmental  Audit, if undertaken by
               --------------------
the Buyer, shall be acceptable in form and substance to the Buyer, in its sole discretion.


          8.6  No Material  Adverse  Effect.  There shall not have  occurred any
               ----------------------------
event, circumstance, change or effect, that has had, or could reasonably be expected to result in, a Material Adverse Effect.

          8.7  Executory  Contracts.  The assumption and assignment of Executory
               --------------------
Contracts shall have occurred as provided in this Agreement.

          8.8  Deliveries.  The  Seller  shall have made, or be prepared to make
               ----------
 at  the Closing, all of the deliveries set forth in Section 11.2.

          8.9  Bankruptcy  Court  Approval.  The  Bankruptcy  Court  shall  have
               ---------------------------
entered in Seller's bankruptcy proceedings (i) the Bid Procedures Order and (ii) the Sale Approval Order with respect to the transactions contemplated by this Agreement.


                                   ARTICLE IX

                CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

         The obligations of the Seller to consummate the transactions contemplated hereby are subject to the satisfaction or waiver (to the extent permitted by applicable Law) by the Seller of the following conditions precedent on or before the Closing Date:

          9.1  Accuracy of Representations  and Warranties.  The representations
               -------------------------------------------
and warranties of the Buyer contained herein and in any certificate or other writing delivered by the Buyer pursuant to this Agreement or the Ancillary Agreements shall be true, accurate and correct as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (unless any such representation or warranty refers specifically to a specified date, in which case such representation or warranty shall be true, accurate and correct on and as of such specified date).

          9.2  Compliance  with  Agreements and Covenants.  The Buyer shall have
               ------------------------------------------
performed and complied with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

          9.3  No  Injunctions.  There  shall  not be in  effect  any  temporary
               ---------------
restraining order, preliminary injunction, injunction or other pending or threatened action by any Third Party or any order of any court or Governmental
Authority restraining or prohibiting the Closing of the transactions contemplated by this Agreement and the Ancillary Agreements.

          9.4  Bankruptcy  Court  Approval.  The  Bankruptcy  Court  shall  have
               ---------------------------
entered in Seller's bankruptcy  proceedings Orders  substantially in the form of
(i) the Bid Procedures Order and (ii) the Sale Approval Order with respect to the transactions contemplated by this Agreement.

          9.5  Deliveries.  The Buyer shall have made, or be prepared to make at
               ----------
the Closing, all of the deliveries set forth in Section 11.3.


                                   ARTICLE X

                           EMPLOYEES AND BENEFIT PLANS

        10.1     No Obligation to Hire.
                 ---------------------

          (a) The Buyer shall have no obligation to hire any Affected Employee. The Buyer may, however, desire to hire one or more Affected Employees as a new hire (subject to Section 10.1(c)), and the Seller shall facilitate the acceptance by any such employee of employment with the Buyer. Prior to Closing (and commencing on the date hereof), the Seller shall provide the Buyer access to the Real Property and the Books and Records for the purpose of preparing for and conducting employment interviews of any Affected Employees.

          (b) No less than fourteen (14) days prior to the Closing, the Buyer shall provide the Seller with a list of all Affected Employees to whom the Buyer has made an offer of employment to be effective on the Closing Date, and if known, indicating whether the offer of employment has been accepted. Affected Employees who accept Buyer's offer of employment are referred to herein as "Transferred Employees". Said offers of employment shall be conditioned upon the Affected Employee passing Buyer's pre-employment tests, background check and a drug/alcohol test. Effective immediately before the Closing, the Seller shall terminate the employment of all the Transferred Employees.

          (c) It is expressly understood and agreed that (i) the Buyer's expressed intention to extend offers of employment as set forth in this Section shall not constitute any commitment, Contract or understanding, express or implied, or any obligation on the part of the Buyer to a post-Closing employment relationship of any fixed term or upon any terms or conditions other than those that the Buyer may establish pursuant to individual offers of employment; and
(ii) employment offered by the Buyer is "at will" and may be terminated by the Buyer or by an employee at any time for any reason (subject to any written commitments to the contrary or requirements of Law). Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of the Buyer to terminate, reassign, promote or demote any of the Transferred Employees after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, or compensation or terms or conditions of employment of such employees.

          10.2  Vacation.  The Seller agrees to be solely responsible and liable
                --------
for all unused earned and, as applicable, accrued or banked vacation for all Transferred Employees through the Closing Date and hereby agrees to provide a cash payment to all such Transferred Employees in an amount equal to the cash equivalent of all earned and, as applicable, accrued or banked vacation based upon the Transferred Employee's wage or salary on the Closing Date. The Buyer shall be responsible for any vacation earned after the Effective Time by any Transferred Employees under the Buyer's policies. The Buyer agrees to provide Transferred Employees with credit for service with Seller in determining eligibility for future vacation under the Buyer's policies.

          10.3   Salaries and Benefits.
                 ---------------------
          (a) The Seller shall be responsible for (i) the payment of all wages and other remuneration due to Transferred Employees up until the Effective Time including but not limited to any pro rata bonus or profit sharing payments, if any, in accordance with the applicable terms of such payment prior to the Effective Time; (ii) the payment of any termination or severance payments arising by operation of Law or under the terms of any Employee Plans or employment agreements as may be modified by any Order of the Bankruptcy Court that has been entered prior to the date of this Agreement; (iii) the provision of health plan continuation coverage in accordance with the requirements of

COBRA and Sections 601 through 608 of ERISA; and (iv) any and all payments and notices to employees required under the WARN Act or other applicable Laws relating to plant or facility closings prior to the Closing Date or otherwise regulating the termination of Affected Employees. The Seller shall indemnify and hold harmless Buyer for any and all Losses suffered by Buyer as a result of the failure of Seller to comply with the provisions of the WARN Act. The Seller shall be responsible for any severance payments due and owing to the Affected Employees who are not hired by Buyer in accordance with Seller's plans, as such plans may be modified by the Bankruptcy Court or as such payments may be affected by the Seller's bankruptcy filing.

          (b) The Seller shall be liable for any claims made or incurred by Transferred Employees and their beneficiaries up until the Effective Time under the Seller's Employee Plans. For purposes of the immediately preceding sentence, a claim will be deemed incurred, in the case of life and disability benefits, when a death has occurred or a disability has commenced that entitles the employee to the benefit. For purposes of the first sentence in this Section 10.3(b), a claim will be deemed incurred, in the case of medical or dental benefits, when the services that are the subject of the claim are performed;
provided, however, that the Transferred Employees shall be covered by Seller's medical and dental insurance through the end of the month in which the Closing takes place (the "Remainder of the Month") and Buyer hereby agrees to reimburse Seller for the cost of such insurance for the Remainder of the Month.

          10.4  Retirement and Savings Plans.
                ----------------------------

          (a) All Transferred Employees who are participants in the Seller's defined benefit retirement plans shall retain their accrued benefits to the extent vested under such plans as of the Effective Time, and such plans shall retain sole liability for the payment of such benefits as and when the Transferred Employee becomes eligible for such benefits under such plans. The Buyer shall provide Transferred Employees with credit for service with Seller in determining eligibility and vesting (but not benefit accrual) under any defined benefit retirement plan of Buyer.

          (b) All Transferred Employees who are participants in the Seller's defined contribution plans shall retain their accrued benefits to the extent vested under such plans as of the Effective Time, and such plans shall retain sole liability for the payment of such benefits as and when the Transferred Employee becomes eligible for such benefits under such plans. The Buyer shall provide Transferred Employees with credit for service with Seller in determining vesting under any defined contribution plans of Buyer. Transferred Employees will be subject to a one year waiting period before being eligible for Buyer's 401(k) match and annual allocation.

               10.5 No Transfer of Assets.  No pension or other employee benefit
                    ---------------------
plan assets held by the Seller shall be transferred to the Buyer.

               10.6 General Employment Provisions.
                    -----------------------------

               (a) The Seller and the Buyer shall give any notices requested by Law and take whatever other actions with respect to the plans, programs and policies described in this Article as may be necessary to carry out the arrangements contemplated hereby.

               (b) The Seller and the Buyer shall each provide the other with such plan documents and summary plan descriptions, employee data or other information as may be reasonably required to carry out the arrangements described in this Article.

               (c) If any of the arrangements described in this Article are determined by the IRS or other governmental authority to be prohibited by Law, the Seller and the Buyer shall modify such arrangements to reflect as closely as possible their expressed intent and retain the allocation of economic benefits and burdens to the parties contemplated herein in a manner not prohibited by Law. (d) Buyer shall not have any responsibility, liability or obligation, whether to the Affected Employee, former employees, their beneficiaries, or to any other person, with respect to any employee benefit plans, practices, programs or arrangements maintained by the Seller.

               10.7 Retiree Health Insurance.  To the extent the Seller provides
                    ------------------------
retiree health insurance coverage to those employees who retire under Seller's defined benefit retirement plan, the Seller shall provide said retiree health insurance to any Transferred Employee who earns said benefit and elects such benefit in accordance with Seller's polices and practice. Such retiree coverage shall be secondary to the Buyer's active employee coverage should the Buyer employ any retired employee of the Seller. Upon any Transferred Employee's retirement or termination of employment from Buyer, Seller's retiree coverage shall be primary to any coverage of Buyer for any Transferred Employee who earned such benefit and elected such benefit from Seller.

                                   ARTICLE XI

                                     CLOSING

     11.1  Closing.  The  Closing  shall  take place at the  Buyer's  offices in
           -------
Minneapolis, Minnesota, at 9:00 a.m. on the date which is ten (10) days after the date of the entry of the Sale Approval Order or, if all of the closing conditions set forth in Articles VIII and IX have not been satisfied or waived as of such date, on the first date on which such conditions have been satisfied or properly waived (to the extent permitted by applicable Laws) pursuant to the terms of this Agreement. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date." The Closing shall be effective as of the Effective Time.

     11.2 Deliveries by the Seller. At or prior to the Closing, the Seller shall
          ------------------------
deliver to the Buyer the following, each dated the Closing Date and duly executed by the Seller:

     (a) One or more Assignment and Assumption Agreements, together with general warranty deeds for each parcel of Owned Real Property, bills of sale and other conveyance documents (collectively, the "Conveyance Documents") with respect to tangible property included in the Purchased Assets in forms acceptable to Buyer and that are necessary to transfer the Purchased Assets to Buyer or as required by respective state laws and requirements;

     (b) Possession of the Purchased Assets and the Real Property Leases, the Personal Property Leases and all other Purchased Contracts listed in any schedule hereto;

     (c) Certificates of title for all vehicles included in the Purchased Assets, duly endorsed for transfer to the Buyer;

     (d) Other instruments of transfer reasonably requested by the Buyer to evidence the transfer of the Purchased Assets to the Buyer and consummation of the transactions contemplated hereby, including assignments with respect to any Intellectual Property to be registered, recorded or filed with any Governmental Authority, in a form suitable for registration, recordation or filing with such Governmental Authority, in each case duly executed by the Seller;

     (e) A certificate, dated the Closing Date, of the Seller certifying as to the compliance by the Seller with Sections 8.1 and 8.2;

     (f) A certificate of the Secretary of the Seller certifying resolutions of the board of directors of the Seller approving and authorizing the execution, delivery and performance of this Agreement by the Seller and the Ancillary Agreements to which the Seller is a party and the consummation by the Seller of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of the Seller);

     (g) Purposely omitted;

     (h) The Consents set forth on Schedule 4.3 and all Consents and waivers of any Governmental Authority or other Third Party that are otherwise required in connection with the execution and delivery of this Agreement or any Ancillary
Agreement, the performance of the Seller of its obligations hereunder or thereunder, and the consummation of the transactions contemplated hereby and thereby, each of which shall be in form and substance reasonably satisfactory to the Buyer. If the Third Party is provided notice of the Sale Motion and such Third Party does not object in writing to the assumption and assignment of the Purchased Contracts nor otherwise communicate to the Seller or the Bankruptcy Court an objection to any such assumption and assignment (including by making an oral objection at any hearing on the Sale Motion), the consent of such Third Party shall be deemed given or deemed unnecessary upon the entry of the Sale Approval Order;

     (i) A certificate,  in the form  prescribed by Treasury  regulations  under
Section 1445 of the Code, that the Seller is not a foreign Person within the meaning of Section 1445 of the Code;

     (j) Marked-up Title Commitments in such amounts as the Buyer determines insuring that (i) good and indefeasible fee simple title to the Owned Real Property is vested in the Buyer and containing no exceptions to title except the Permitted Encumbrances; and (ii) good and indefeasible leasehold estates to the Leased Real Property is vested in the Buyer (if the Buyer chooses to obtain leasehold title policies);

     (k) Purposely omitted;

     (l) Certificates of Good Standing for Seller in each state where Real Property is located;

     (m) Seller's/Owner's Affidavit as required by the Title Company;

     (n) The Transition Services Agreement, the Escrow Agreement, and the Toll Manufacturing Agreement;

     (o)  Evidence  of  release  of  the  Encumbrances   (other  than  Permitted
Encumbrances) on the Purchased Assets described on Schedule 11.2(o);

     (p) The Bid  Procedures  Order  and  Sale  Approval  Order  entered  by the
Bankruptcy  Court  with  respect  to  the  transactions   contemplated  by  this
Agreement;

     (q) Evidence reasonably satisfactory to Buyer that (i) all of the Cure Amounts will be paid by Seller out of the proceeds of this sale and (ii) all relevant taxing authorities and all other Notice Parties have been notified of the Sale Motion and the proposed Sale Approval Order, and have been given an opportunity to object thereto, which objections (if any) have been overruled by the Bankruptcy Court or withdrawn; and

     (r) Such other documents and instruments as may be reasonably required to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

     11.3  Deliveries  by the Buyer.  At the  Closing,  the Buyer shall make the
           ------------------------
payment described in Section 3.1 and shall deliver to the Seller the following, each dated the Closing Date and duly executed by the Buyer:

     (a) One or more Assignment and Assumption Agreements under which the Purchased Contracts are assigned to Buyer and Buyer agrees to comply with all of Seller's obligations under the Purchased Contracts which become due and dischargeable on or after the Closing Date;

     (b) A certificate, dated the Closing Date, of the Buyer, certifying as to compliance by the Buyer with Sections 9.1 and 9.2;

     (c) Certifying resolutions of the board of directors of the Buyer approving and authorizing this Agreement by the Buyer and the Ancillary Agreements to which the Buyer is a party and the consummation by the Buyer of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of the Buyer);

     (d) The Consents set forth on Schedule 5.3 and all Consents and waivers of any Governmental Authority or other Third Party that are otherwise required in connection with the execution and delivery of this Agreement or any Ancillary
Agreement, the performance of the Buyer of its obligations hereunder or thereunder, and the consummation of the transactions contemplated hereby and thereby, each of which shall be in form and substance reasonably satisfactory to the Seller. If the Third Party is provided notice of the Sale Motion and such Third Party does not object in writing to the assumption and assignment of the Purchased Contracts or otherwise communicate to the Seller or the Bankruptcy Court an objection to such assumption or assignment (including by any oral objection at any hearing on the Sale Motion), the consent of such Third Party shall be deemed given or shall be deemed unnecessary upon entry of the Sale Approval Order;

     (e) The Transition Services Agreement, the Escrow Agreement, and the Toll Manufacturing Agreement; and

     (f) Such other documents and instruments as may be reasonably required to consummate the transactions contemplated by this Agreement and the Ancillary Agreements;

                                   ARTICLE XII

                          TERMINATION AND BREAK-UP FEES

     12.1 Termination.  This Agreement may be terminated at any time on or prior
          -----------
to the Closing:

     (a) By the mutual written agreement of the Seller and the Buyer;

     (b) By the Seller or the Buyer if the Closing shall not have taken place on or before April 30, 2004; provided, however, that the terminating party shall not have failed to fulfill any obligation under this Agreement or be in breach of any representation or warranty under this Agreement, which failure or breach was the cause of or resulted in the failure of the Closing to occur on or before such date;

     (c) By the Seller or the Buyer, if any court of competent jurisdiction or other Governmental Authority shall have issued a final and non-appealable order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

     (d) By the Seller or the Buyer, if prior to the Closing Date, the other party is in default or breach in any material respect of any representation, warranty, covenant, or agreement contained herein, and such default or breach shall not be cured within ten (10) Business Days after the date written notice of such breach is delivered by the party claiming such default or breach to the party in default or breach;

     (e) By the Buyer if an event or circumstance shall have occurred since the date of this Agreement that, independently or together with any other event or circumstance that has occurred or is reasonably likely to occur, has or is reasonably likely to have a Material Adverse Effect.

     (f) By Buyer if (i) the Bid Procedures Order is not entered by the date which is thirty (30) days after the date of this Agreement, provided that Buyer provides written notice of such termination within five (5) Business Days of such date, or (ii) the Sale Approval Order is not entered by March 31, 2004;

     (g) By Buyer upon conversion or dismissal of Seller's Bankruptcy Cases; and

     (h) By Buyer upon Seller's acceptance of an Alternative Transaction. In the event of any termination pursuant to this Section 12.1 (other than pursuant to clause (a)), written notice setting forth the reasons therefor shall forthwith be given promptly by the terminating party to the other party.


     12.2 Breach Fee and Expense Reimbursement.  In the event (i) this Agreement
          ------------------------------------
is terminated pursuant to Section 12.1(d) due to Seller's breach, or (ii) any action or inaction by Seller causes an event or circumstance to occur which entitles Buyer to terminate this Agreement pursuant to Sections 12.1(e), (f), or
(g) and Buyer so elects to terminate this Agreement under any of such provisions, Seller shall pay to Buyer the Breach Fee and Expense Reimbursement no later than two Business Days following the date of termination of this Agreement.

     12.3  Effect of  Termination.  If this Agreement is terminated  pursuant to
           ----------------------
Section 12.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Articles XIII and XIV and Sections 7.7 (Pre-Closing Confidentiality), 12.2 (Breach Fee and Expense Reimbursement), 12.5 (Break-Up Fee), 14.2 (Expenses), 14.9 (Publicity), 14.13 (Applicable Law) and
14.14 (Jurisdiction), which shall survive the termination of this Agreement, and except that no such termination shall relieve any party from liability for any prior breach of this Agreement; and, provided, however, that, subject to Section 12.4, if this Agreement is terminated by a party as a result of the other party's willful failure to comply with its agreements and covenants hereunder, then the party that terminated this Agreement shall have the right to pursue all legal and equitable remedies available to it. Notwithstanding any other provision hereof to the contrary, but subject to Section 12.4 hereof, in the event of any termination of this Agreement, Seller shall cause the Escrow Agent to immediately return to Buyer the Earnest Money Deposit (including any and all interest accrued thereon).

     12.4  Seller's Remedy Upon Buyer's  Breach.  In the event this Agreement is
           ------------------------------------
terminated  by Seller  pursuant  to  Section  12.1(d)  due to a breach by Buyer,

Seller's sole and exclusive remedy shall be to recover damages in an amount that shall not exceed the Earnest Money Deposit.

     12.5   Break-up Fee and  Expense  Reimbursement.  In the event that  Seller
            ----------------------------------------
accepts an Alternative Transaction, Seller shall pay to Buyer, in cash, an amount equal to the Break-up Fee and the Expense Reimbursement within three (3) Business Days after accepting the offer for such Alternative Transaction.


                                  ARTICLE XIII

                                 INDEMNIFICATION

          13.1  Survival; Remedy for Breach.
                ---------------------------
         The representations and warranties contained in this Agreement shall survive until the first (1st) anniversary of the Closing Date at which time they shall expire; provided, however, that, notwithstanding any other provision hereof to the contrary, the representations and warranties made under Section
4.13 (Environmental Matters), Section 4.8 (Tax Matters), Section 4.19 (Undisclosed Liabilities), and Section 4.3(b) (Notice to Notice Parties) shall survive until the second (2nd) anniversary of the Closing Date (the "Outside Indemnification Date"). No claim regarding a breach of any such representation or warranty shall be made after the applicable period of survival. Any claim asserted within any such period of survival as herein provided shall be deemed timely made for purposes hereof.

          13.2  Indemnification by the Seller.
                -----------------------------

          (a) Subject to Sections 13.1, 13.2(b), and 13.2(c), the Seller agrees to indemnify, defend and hold harmless the Buyer, its Affiliates (including any group with which Buyer files combined or consolidated Tax Returns) and their respective stockholders, officers, directors, employees, agents, representatives, successors and assigns (the "Buyer Group") from and against any and all Losses incurred or suffered by any of them arising out of or relating to any of the following:

               (i) any breach of any representation or warranty made by the Seller in this Agreement or the Ancillary Agreements;

               (ii) any breach of or failure by the Seller to perform any covenant or obligation set forth in this Agreement or the Ancillary Agreements;

               (iii) the ownership or operation of the Excluded Assets or Excluded Businesses;

               (iv) any Excluded Obligations (except as otherwise provided in this Section 13.2(a));

               (v) the conduct of the Business or any portion thereof or the use or ownership of the Purchased Assets prior to the Effective Time, including, without limitation, (A) the manufacture, sale or distribution of any products prior to the Effective Time, and (B) any and all claims that may arise or be asserted against Buyer under any successor liability law at any time, by reason of Buyer's acquisition of the Purchased Assets;

               (vi) Taxes of the Seller unrelated to the Business or the Purchased Assets;

               (vii) any claims asserted under the provisions of any applicable Bulk Transfer Act; and

               (viii) any Pre-Closing Environmental Matters;

               (b) Notwithstanding anything to the contrary contained in this Agreement (but subject to Sections 12.2, 12.3, 12.5 and 14.16), the liability of the Seller under this Agreement, including, but not limited to, Seller's liability to provide indemnification pursuant to Section 13.2(a) is limited as follows: the Seller shall not be liable to Buyer under this Agreement or under any statute, rule, regulation or common law including, but not limited to, any matter referred to in Sections 13.2(a)(i) - (viii) (but excluding any liability in connection with any fraud or illegality on the Seller's part in connection with the preparation, negotiation or execution of this Agreement) unless the aggregate Losses thereunder exceed $50,000 (the "Seller's Basket") in which event the Indemnified Person will be entitled to make a claim against the Seller to the extent such Losses exceed the Seller's Basket and are less than or equal to the Indemnity Hold-Back Amount in the aggregate (the "Seller's Cap"). The Seller's liability under this Article XIII arising in connection with fraud or illegality on the Seller's part in connection with the preparation, negotiation or execution of this Agreement shall not be subject to the Seller's Basket or the Seller's Cap. For purposes of this Section 13.2(b), Losses will be aggregated (x) to determine whether Seller's Basket has been exceeded and (y) to determine whether the Seller's Cap has been met. The indemnification given by Seller in this Agreement shall survive until the Outside Indemnification Date (or until the resolution or payment of all claims made on or prior to the

Outside Indemnification Date, but only to the extent such claims have been made on or prior to the Outside Indemnification Date). Buyer waives any rights it may have against Seller for any and all claims under this Agreement or under any federal, state or municipal law, rule or regulation relating to this Agreement or the Purchased Assets (other than claims arising out of fraud or illegality on the part of Seller in connection with the preparation, negotiation or execution of this Agreement) which are not asserted before the Outside Indemnification Date at which time they shall expire and the Losses, if any (other than in connection with claims arising out of fraud or illegality on the part of Seller in connection with the preparation, negotiation or execution of this Agreement) which exceed the Seller's Cap. Any claim asserted within any such period of survival as herein provided shall be deemed timely made for purposes hereof.

               (c) The amount for which the Seller shall be liable with respect to any Loss pursuant to Section 13.2(a) shall be reduced to the extent that the Buyer or any other member of the Buyer Group shall theretofore have realized any net proceeds recovered from Third Parties (other than insurers) with respect to such Loss. If the Buyer or any other Person entitled to indemnity under Section 13.2(a) shall have received or shall have had paid on its behalf an indemnity payment with respect to a Loss and shall subsequently receive, directly or indirectly, such proceeds, then the Buyer shall promptly pay to the Seller the net amount of such proceeds or, if less, the amount of such indemnity payment. The Buyer shall have no obligation to take any action against any Third Party or to file claims under applicable policies to recover insurance proceeds that may be due to the Buyer or any other Person in order to mitigate the Seller's obligations hereunder.

               13.3   Indemnification by the Buyer.
                      ----------------------------

               (a) Subject to Section 13.1, 13.3(b) and 13.3(c), the Buyer agrees to indemnify, defend and hold harmless the Seller, its Affiliates and their respective stockholders, officers, directors, employees, agents, representatives, successors and assigns (the "Seller Group"), from and against any and all Losses incurred or suffered by them arising out of any of the following:

               (i) any breach of any representation or warranty made by the Buyer in this Agreement or the Ancillary Agreements;

               (ii) any breach of or failure by the Buyer to perform any covenant or obligation set forth in this Agreement or the Ancillary Agreements;

               (iii) any of the Assumed Obligations;

               (iv) the conduct of the Business or the use or ownership of the Purchased Assets by the Buyer from and after the Effective Time; and

               (v) Post-Closing Environmental Matters.

          (b)  The liability of the Buyer to provide indemnification pursuant to
Section 13.3(a) shall be limited as follows: the Buyer shall not be liable with respect to any matter referred to in Sections 13.3(a)(i)-(v), but excluding any liability in connection with any fraud or illegality on the Buyer's part in connection with the preparation, negotiation or execution of this Agreement, unless the aggregate Losses thereunder exceed $50,000 (the "Buyer's Basket"), in which event the Indemnified Person will be entitled to make a claim against Buyer to the extent such Losses exceed the Buyer's Basket and are less than or equal to $1,000,000 (the "Buyer's Cap"). For purposes of this Section 13.3(b), Losses will be aggregated (x) to determine whether Buyer's Basket has been exceeded, and (y) to determine whether the applicable cap has been met. The Buyer's liability under this Article XIII arising in connection with any fraud or illegality on Buyer's part in connection with the preparation, negotiation or execution of this Agreement shall not be subject to the Buyer's Basket or the Buyer's Cap. The indemnification given by Buyer in this Agreement shall survive until the Outside Indemnification Date (or until resolution or payment of all claims made on or prior to the Outside Indemnification Date, but only to the extent such claims have been made on or prior to the Outside Indemnification
Date). Seller waives any rights it may have against Buyer for any and all claims under this Agreement or under any federal, state or municipal law, rule or regulation relating to this Agreement or the Purchased Assets (other than claims arising out of fraud or illegality on Buyer's part in connection with the preparation, negotiation or execution of this Agreement) which are not asserted before the Outside Indemnification Date at which time they shall expire and the Losses, if any (other than in connection with claims arising out of fraud or illegality on Buyer's part in connection with the preparation, negotiation or execution of this Agreement) which exceed the Buyer's Cap. Any claim asserted within any such period of survival as herein provided shall be timely made for purposes hereof.

               (c) The amount for which the Buyer shall be liable with respect to any Loss pursuant to Section 13.3(a) shall be reduced to the extent that the Seller or any other member of the Seller Group shall theretofore have realized any net proceeds recovered from Third Parties (other than insurers) with respect to such Loss. If the Seller or any other Person entitled to indemnity under

Section 13.3(a) shall have received or shall have had paid on its behalf an indemnity payment with respect to a Loss and shall subsequently receive, directly or indirectly, such proceeds, then the Seller shall promptly pay to the Buyer the net amount of such proceeds or, if less, the amount of such indemnity payment. The Seller shall have no obligation to take any action against any Third Party or to file claims under applicable policies to recover insurance proceeds that may be due to the Seller or any other Person in order to mitigate the Buyer's obligations hereunder.

               13.4  Claims. As soon as is reasonably practicable after becoming
                     ------
aware of a Third Party Claim with respect to which indemnity may be claimed pursuant to the terms of this Agreement, the Indemnified Person shall promptly give notice to the Indemnifying Person of such claim or the commencement of any such Third Party Claim and a good faith estimate of the amount the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person; provided, however, that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article XIII except to the extent (if any) that the Indemnifying Person shall have been actually prejudiced thereby.

               13.5  Assumption  of Defense.  If the  Indemnifying  Person shall
                     ----------------------
acknowledge in a writing to the Indemnified Person that the Indemnified Person is entitled to indemnification pursuant to Section 13.2 or 13.3, as applicable, for all Losses arising out of such Third Party Claim, then the Indemnifying Person shall have the right to assume the defense of any Third Party Claim at its own expense and by its own counsel, which counsel shall be reasonably satisfactory to the Indemnified Person; provided, however, that the Indemnifying Person shall not have the right to assume the defense of any Third Party Claim, notwithstanding the giving of such written acknowledgment, if (i) the Indemnified Person shall have been advised by counsel that there are one or more legal or equitable defenses available to the Indemnified Person which are different from or in addition to those available to the Indemnifying Person, and, in the reasonable opinion of the Indemnified Person, counsel for the Indemnifying Person could not adequately represent the interests of the Indemnified Person because such interests could be in conflict with those of the Indemnifying Person, (ii) such action or proceeding involves, or could have a material effect on, any material matter beyond the scope of the indemnification obligation of the Indemnifying Person or (iii) the Indemnifying Person shall not have assumed the defense of the Third Party Claim in a timely fashion. Notwithstanding the foregoing, if with respect to any claim related to Taxes, the Indemnified Person reasonably determines that the contest of such claim cannot be reasonably separated from, or may significantly impact other Taxes, Tax Returns or claims affecting the Indemnified Person, such Indemnified Person may elect to control the contest of such claim, subject to the provisions of
Section 7.5(d). Subject to the next sentence, if the Indemnifying Person assumes the defense of a Third Party Claim, the Indemnifying Person shall not be responsible for any legal or other defense costs subsequently incurred by the Indemnified Person in connection with the defense thereof. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the obligation) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person; provided, however, that in the event (i) the Indemnified Party determines that a conflict of interest exists; or (ii) the Indemnifying Party fails to actively and diligently conduct the defense of such Third Party Claim, then in either such event, the Indemnified Party, after twenty (20) days prior notice to the Indemnifying Party, may hire separate counsel, at the Indemnifying Party's expense. Whether or not the Indemnifying Person chooses to defend or prosecute any such Third Party Claim, the Buyer and the Seller agree to reasonably cooperate in the defense or prosecution thereof. If the Indemnifying Person does not exercise its right to assume the defense of a Third Party Claim, the Indemnifying Person shall nevertheless be entitled to participate in such defense with its own counsel and at its own expense.

               13.6  Settlement or Compromise. Any settlement or compromise made
                     ------------------------
or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any such Third Party Claim shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, that (a) subject to Section 13.7 hereof, no obligation, restriction, course of conduct or Loss shall be imposed on the Indemnified Person or the Business, as the case may be, as a result of such settlement without the prior written consent of such Indemnified Person; and (b) the Indemnifying Party shall not enter into any such settlement or compromise without obtaining a duly executed unconditional release of the Indemnified Party from all liability in respect of such Third Party Claim. The Indemnified Person or the Indemnifying Person, as the case may be, shall give the other party hereto at least thirty (30) days prior written notice of any proposed settlement or compromise of any Third Party Claim it is defending, during which time such other party may reject such proposed settlement or compromise; provided, that from and after such rejection, such other party shall be obligated to assume the defense of, and full and complete liability and responsibility for, such Third Party Claim and any and all Losses in connection therewith in excess of the amount of Losses which the Indemnified Person would have been obligated to pay under the proposed settlement or compromise.

               13.7 Failure of Indemnifying Person to Act. In the event that the
                    -------------------------------------
Indemnifying Person does not elect to assume the defense of any Third Party Claim, then (a) the Indemnified Party shall (upon further notice to the
Indemnifying Party) have the right to undertake the defense, compromise or settlement of such Third Party Claim on behalf of and for the account and risk of the Indemnifying Party, subject to the Indemnifying Party's election to assume the defense of such Third Party Claim at any time prior to settlement, compromise or final determination thereof; and (b) any failure of the Indemnified Person to defend or to participate in the defense of any such Third Party Claim or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.

               13.8  Direct Claims. The Indemnifying Party will have a period of
                     -------------
thirty (30) calendar days within which to evaluate and respond in writing to any claim by an Indemnified Party on account of any Loss that does not result from a Third Party Claim (a "Direct Claim"). If the Indemnifying Party does not pay such claim within such thirty (30) day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnified Party will be entitled to pursue such remedies as may be available to the Indemnified Party under this Article XIII.

               13.9  Tax  Treatment  of  Payment  under  Article  XIII.   Unless
                     -------------------------------------------------
otherwise required by applicable Law or a taxing authority, all payments received by an Indemnified Party from an Indemnifying Party pursuant to this
Article XIII shall be treated for Tax purposes as an adjustment to the Consideration. Where the receipt of any such payment is treated for Tax purposes in a manner other than an adjustment to the Consideration, the amount of the payment shall be increased to take account of any net Tax cost actually incurred by the Indemnified Party in respect thereto.

                                  ARTICLE XIV

                                  MISCELLANEOUS

               14.1  Disclosure  Schedules.  The  inclusion of any matter on any
                     ---------------------
schedule shall not constitute an admission by the Seller that such matter is material or would reasonably be expected to have a Material Adverse Effect.

               14.2  Expenses.  Except as otherwise provided  herein  (including
                     --------
without limitation the Expense Reimbursement provided for under Sections 12.2 and 12.5), each party hereto shall bear its own expenses with respect to the transactions contemplated hereby.

               14.3  Amendment.  This  Agreement  may be  amended,  modified  or
                     ---------
supplemented only by a writing signed by the Buyer and the Seller.

               14.4  Interpretation. The headings preceding the text of articles
                     --------------
and sections included in this Agreement and the headings to schedules and exhibits attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The terms as set forth in this Agreement have been arrived at after mutual negotiation with the advice of counsel and, therefore, it is the intention of the parties that its terms may not be construed against any of the parties by reason of the fact that it was prepared by one of the parties.

               14.5  Notices. Any notice, request, instruction or other document
                     -------
to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by telex, facsimile or other wire transmission (receipt confirmed) or (c) five (5) Business Days after being deposited in the mail, certified or registered, postage prepaid:

                  If to the Buyer, addressed as follows:
                           Animal Nutrition Attorney
                           Cargill Law Department
                           P.O. Box 5624
                           Minneapolis, Minnesota  55440-5624
                           15615 McGinty Road West
                           Wayzata, Minnesota  55391-2399
                           Telephone No.:  (952) 742-2044
                           Facsimile No.:  (952) 742-6349
                  with a copy to:
                          Mayer, Brown, Rowe & Maw LLP
                          190 South La Salle Street
                          Chicago, IL 60603-3441
                          Attention: N. Neville Reid
                          Telephone No.: (312) 782-0600
                          Facsimile No.: (312) 701-7711

                  If to the Seller, addressed as follows:
                          Agway, Inc.
                          333 Butternut Drive
                          Dewitt, New York 13214
                          Telephone No.:  (315) 449-6568
                          Facsimile No.:  (315) 449-7459
                          Attention:  Peter J. O'Neill
                                      Senior Vice President -
                                      Finance and Control

                  with a copy to:
                          Bond, Schoeneck & King, PLLC
                          One Lincoln Center
                          Syracuse, New York 13202
                          Telephone No.:  (315) 218-8220
                          Facsimile No.:  (315) 218-8100
                          Attention:  Joseph Zagraniczny, Esq.

or to such other individual or address or facsimile number as a party hereto may designate for itself by notice given as herein provided.

               14.6 Waivers.  The failure of a party hereto at any time or times
                    -------
to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

               14.7 Successors and Assigns. This Agreement shall be binding upon
                    ----------------------
and shall inure to the benefit of the parties and their respective permitted successors and assigns, including without limitation any entity (including any liquidating trustee or liquidating trust) that may possess or administer assets of the Seller under or pursuant to any plan of reorganization or liquidation confirmed in any of the Bankruptcy Cases; provided, however, that neither this Agreement, nor any Ancillary Agreements (except as may be expressly provided otherwise in any such Ancillary Agreement) nor any right or obligation hereunder or thereunder may be assigned by any party hereto other than to an Affiliate of such party without the prior written consent of the other party; provided further, that no such assignment shall relieve a party from its obligations under this Agreement or any Ancillary Agreement; provided, further, that (a) nothing in this Agreement is intended to limit the Buyer's ability following the Closing to sell or to transfer any or all of the Purchased Assets and any indemnification rights under Article XIII; and (b) the Buyer may make a collateral assignment of its rights under this Agreement or any Ancillary Agreement to any lender who provides working capital or other financing to the Buyer. In the event that a chapter 11 trustee or post-confirmation liquidating trustee should be appointed for Seller, or in the event that Seller's chapter 11 case should be converted to a case under chapter 7 of the Bankruptcy Code, the obligations of Seller hereunder shall be binding upon such trustee or liquidating trustee or other post-confirmation entity or successor chapter 7 estate. The Seller shall execute acknowledgements of such assignment(s) and collateral assignments in such forms as the Buyer or the Buyer's lender(s) may from time to time reasonably request. The Buyer may designate one or more
Affiliates to take title to certain of the Purchased Assets, but no such designation shall relieve the Buyer from any obligation under this Agreement or any Ancillary Agreement.

             14.8   No Third Party Beneficiaries.  Except as otherwise expressly
                    ----------------------------
provided in Article XIII, this Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer upon any other Person any remedy, claim, liability, reimbursement, cause of action or other right, including without limitation, rights of any Affected Employee in respect of any right to contract or any right to employment or continued employment with the Buyer.

               14.9  Publicity.   No  public  announcement  or  other  publicity
                     ---------
regarding the transactions referred to herein shall be made by the Buyer or the Seller or any of their respective Affiliates, officers, directors, employees, representatives or agents, without the prior written agreement of the Seller and the Buyer, respectively, unless such announcement or disclosure is required by Applicable Law or an Order of the Bankruptcy Court. Any announcement shall be agreed to by the parties as to form, content, timing and manner of distribution or publication. Nothing in this Section 14.9 shall prevent such parties from discussing such transactions with those Persons whose Consent, approval, agreement or opinion, as the case may be, is required for consummation of such transactions. Such parties shall exercise all reasonable efforts to assure that such Persons keep confidential any information relating to this Agreement or any agreement, document or instrument contemplated herein.

               14.10   Further Assurances.  The  Seller  and the Buyer  agree to
                       ------------------
cooperate fully with each other in connection with obtaining the satisfaction of the conditions set forth in Articles VIII and IX. The Seller and the Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonable, necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and any agreement, document or instrument contemplated herein. In the event that a Material Contract not otherwise set forth on one or more of the schedules referred to in Article II and transferred to the Buyer at Closing is identified by the Buyer or the Seller subsequent to Closing, such Material Contract shall be, at the request of the Buyer, deemed a Purchased Contract and the Seller agrees to comply with Sections 2.2 and 2.5 with respect to such Material Contract, provided, however, that this Section shall not apply to any Material Contract which was rejected by Seller after the Closing.

               14.11  Severability.  If any provision of this Agreement shall be
                      ------------
held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

               14.12   Entire Understanding. This Agreement, the Confidentiality
                       --------------------
Agreement  and the  Ancillary  Agreements  set forth the  entire  agreement  and understanding of the parties hereto with respect to the transactions contemplated hereby and thereby and supersede any and all prior agreements, arrangements and understandings among such parties relating to the subject matter hereof and thereof.

               14.13  Applicable  Law. This  Agreement  shall be governed by and
                      ---------------
construed and enforced in accordance with the internal laws of the State of Minnesota without giving effect to the principles of conflicts of law thereof.

               14.14   Jurisdiction.  Until the  entry of a final  decree in the
                       ------------
Bankruptcy Cases, any suit, action or proceeding between the parties hereto relating to this Agreement or to any agreement, document or instrument delivered pursuant hereto or in connection with the transactions contemplated hereby, or in any other manner arising out of or relating to the transactions contemplated by or referenced in this Agreement shall be commenced and maintained exclusively in the Bankruptcy Court. The parties hereto submit themselves unconditionally and irrevocably to the personal jurisdiction of such court. Subsequent to the entry of a final decree in the Bankruptcy Cases, any suit, action or proceeding between the parties hereto relating to this Agreement or to any agreement, document or instrument delivered pursuant hereto or in connection with the transactions contemplated hereby, or in any other manner arising out of or relating to the transactions contemplated by or referenced in this Agreement shall be commenced and maintained exclusively in the United States District Court of Minnesota, or if that court lacks jurisdiction over the subject matter, in a state court of competent subject matter jurisdiction sitting in the County of Hennepin in the State of Minnesota. The parties hereto submit themselves unconditionally and irrevocably to the personal jurisdiction of such courts, as applicable. The parties hereto irrevocably waive any objection to such personal jurisdiction or venue, including, but not limited to, the objection that any suit, action or proceeding has been brought in an inconvenient forum.

               14.15   Counterparts.   This   Agreement   may  be   executed  in
                       ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original instrument.

              14.16   Specific Performance. The parties hereto recognize that if
                      --------------------
the Seller refuses to perform under the provisions of this Agreement, monetary damages will not be adequate to compensate Buyer for its injuries. The Buyer shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement. If any action is brought by the Buyer to enforce this Agreement, the Seller shall waive the defense that there is an adequate remedy at law. In the event of a willful default by the Seller that results in the filing of a lawsuit for damages, specific performance or other remedies, the Buyer shall be entitled to reimbursement by the Seller of reasonable legal fees and expenses incurred by it.

               14.17  Passage of Title and Risk of Loss.  Legal title, equitable
                      ---------------------------------
title, and risk of loss in respect of the Purchased Assets will not pass to the Buyer until such Purchased Assets are transferred at the Closing, which transfer, once it has occurred, will be deemed effective for tax, accounting, insurance and other computational purposes as of the Effective Time.

                  [Reminder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Asset Purchase and Sale Agreement as of the date first above written.

                                CAN HOLDINGS, LLC

                                By:    /s/  DOUGLAS J. BARINSKY
                                       -----------------------------
                                Name:       Douglas J. Barinsky
                                       -----------------------------
                                Title:      Sr. Vice President
                                       -----------------------------


                                AGWAY, INC.

                                By:     /s/  PETER J. O'NEILL
                                       ------------------------------
                                Name:        Peter J. O'Neill
                                       ------------------------------
                                Title:       Sr. Vice President
                                       ------------------------------

                       ASSET PURCHASE AND SALE AGREEMENT


                                     Between


                                CAN Holdings, LLC


                                       And


                                   Agway, Inc.


                          Dated as of January 16, 2004

--------------------------------------------------------------------------------

Displayed below is a summary of Exhibits and Disclosure Schedules that have not been filed. We will furnish supplementally a copy of any omitted Exhibit and/or Disclosure Schedule to the Commission upon request.





                                    EXHIBITS

Exhibit A         Form of Assignment and Assumption Agreement
Exhibit B         Auction and Bid Procedures
Exhibit C         Escrow Agreement
Exhibit D         Form of Toll Manufacturing Agreement
Exhibit E         Form of Transition Services Agreement

                                    SCHEDULES

Schedule 1.1            Knowledge of the Seller
Schedule 1.2            Affiliates of the Seller
Schedule 2.1(a)         Equipment and Fixed Assets
Schedule 2.1(b)         Hardware and Software
Schedule 2.1(d)         Owned Real Property
Schedule 2.1(g)         Intellectual Property
Schedule 2.2(a)         Real Property Leases
Schedule 2.2(b)         Personal Property Leases
Schedule 2.2(c)(i)      Assigned Contracts
Schedule 2.2(c)(ii)     Rejected Contracts
Schedule 2.2(d)         Intellectual Property Contracts
Schedule 2.2(e          )Data Processing Hardware and Software Contracts
Schedule 2.4            Excluded Assets
Schedule 3.1            Seller's Balance Sheet
Schedule 3.5            Purchase Price Allocation
Schedule 4.1            Foreign Qualifications of the Seller
Schedule 4.3(i)         Material Consents of the Seller
Schedule 4.3(ii)        Notices
Schedule 4.4            Conflicts
Schedule 4.5(a)(i)      Business Financial Statements
Schedule 4.5(a)(ii)     Standard Accounting Policies
Schedule 4.6(a)         Title to Purchased Assets
Schedule 4.6(b)         Real Property Permitted Encumbrances
Schedule 4.6(c)         Condition of Purchased Assets
Schedule 4.6(d)         Contractual Permitted Encumbrances
Schedule 4.7(a)         Compliance with Laws
Schedule 4.7(b)         Permits
Schedule 4.8(a)         Tax Returns for Warranted Taxes
Schedule 4.8(b)         Encumbrances for Taxes
Schedule 4.8(c)         Tax Status of Purchased Assets
Schedule 4.8(e)         Tax Jurisdictions
Schedule 4.8(f)         Tax Actions
Schedule 4.9            Litigation of the Seller
Schedule 4.11(b)        Confidential Material Contracts
Schedule 4.11(c)        Transfer Fees for Executory Contracts and Permits
Schedule 4.12(b)(i)     Employee Plans
Schedule 4.12(b)(ii)    Employee Plan Commitments
Schedule 4.12(c)        Affected Employees
Schedule 4.12(d)(i)     Timing of Compensation
Schedule 4.12(d)(ii)    Increase in Compensation
Schedule 4.13(a)        Environmental Compliance
Schedule 4.13(b)        Environmental Permits

                                    SCHEDULES
                                   (continued)

Schedule 4.13(c)        Environmental Reports
Schedule 4.13(d)        Hazardous Materials
Schedule 4.13(e)        Environmental Matters
Schedule 4.13(f)        Environmental Conditions
Schedule 4.13(g)        Environmental Capital Expenditures
Schedule 4.14(a)        Labor Matters
Schedule 4.14(b)        Limiting Contracts
Schedule 4.15(a)        Intellectual Property
Schedule 4.15(c)        Intellectual Property Restrictions
Schedule 4.15(e)        Intellectual Property Disputes
Schedule 4.16           Inventory
Schedule 4.18           Material Adverse Change
Schedule 4.19           Undisclosed Liabilities
Schedule 4.20(a)        Major Customers or Distributors
Schedule 4.20(b)        Major Suppliers
Schedule 4.21(b)        Insurance
Schedule 4.22(a)        Affiliate Transactions
Schedule 4.22(b)        Non-Arms Length Agreements
Schedule 4.24           Changes in Workforce
Schedule 4.25           Derivative Contracts
Schedule 5.3            Material Consents of the Buyer
Schedule 6.3(f)         Sale of Assets
Schedule 11.2(o)        Released Encumbrances